EXHIBIT 10.11

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXECUTION COPY

PARTICIPATION AGREEMENT

DATED AS OF APRIL 23, 2002

AMONG

CITRIX SYSTEMS, INC.,

AS LESSEE,

CITRIX CAPITAL CORP., AS GUARANTOR,

SELCO SERVICE CORPORATION,

AS LESSOR,

KEY CORPORATE CAPITAL INC.

AS LENDER,

AND

KEY CORPORATE CAPITAL INC.,

AS COLLATERAL AGENT AND ADMINISTRATIVE AGENT

LEASE FINANCING OF CORPORATE HEADQUARTERS FACILITY LOCATED

IN FT. LAUDERDALE, FLORIDA AND OTHER PROPERTIES FROM TIME TO TIME

i

TABLE OF CONTENTS

(CONTINUED)

ii

TABLE OF CONTENTS

(CONTINUED)

ARTICLE XVI MISCELLANEOUS	44

Section 16.1. Survival of Agreements	44
Section 16.2. No Broker, etc	45
Section 16.3. Notices	45
Section 16.4. Counterparts	45
Section 16.5. Amendments; Termination; Supplement; Waiver	45
Section 16.6. Headings, etc	47
Section 16.7. Parties in Interest	47
Section 16.8. GOVERNING LAW	47
Section 16.9. Severability	47
Section 16.10.Liability Limited	47
Section 16.11.Further Assurances	48
Section 16.12.SUBMISSION TO JURISDICTION	48
Section 16.13.Setoff	48
Section 16.14.WAIVER OF JURY TRIAL	49
Section 16.15.Termination	49
Section 16.16.Confidentiality Concerning Lessee’s and Guarantor’s Proprietary Information	49
Section 16.17.Proprietary Information	50

SCHEDULES

SCHEDULE I Commitments

SCHEDULE II Notice Information, Wire Instructions, and Funding Offices

SCHEDULE III Litigation

SCHEDULE IV Existing Leases

EXHIBITS

EXHIBIT A Form of Funding Request

EXHIBIT B Basis for Calculation of Minimum Net Cash Covenant

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PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “PARTICIPATION AGREEMENT”), dated as of April 23, 2002, is entered into by and among CITRIX SYSTEMS, INC., Delaware corporation (the “COMPANY”), as the Lessee (in such capacity, the “LESSEE”), CITRIX CAPITAL CORP., a Nevada corporation, as Guarantor, (the “GUARANTOR”), SELCO SERVICE CORPORATION, an Ohio corporation, as the Lessor (the “LESSOR”), and KEY CORPORATE CAPITAL INC. a Michigan corporation, as Lender (the “LENDER”), as administrative agent for the Participants (together with its permitted successors and assigns in such capacity, the “ADMINISTRATIVE AGENT”), and as collateral agent (the “COLLATERAL AGENT”).

W I T N E S S E T H:

WHEREAS, the Company wishes to obtain the use of Land and Improvements located in Ft. Lauderdale, Florida and from time to time the use of Land and Improvements located throughout the United States;

WHEREAS, the Participants, acting through the Lessor, are willing to acquire the Properties;

WHEREAS, the Lessee will lease from the Lessor the Lessor’s interests in each Property pursuant to the Lease entered into contemporaneously herewith between the Lessor and the Lessee;

WHEREAS, to secure the financing contemplated hereby: (a) the Lessor will have the benefit of a first priority Lien on all of the right, title and interest of the Lessee in each Property, (b) the Lender will have the benefit of (i) a Lien on the Lessor’s right, title and interest in each Property and (ii) an assignment of certain of the Lessor’s rights against the Lessee under the Lease and (c) the Participants will have the benefit of a first priority Lien on the Collateral.

WHEREAS, the Guarantor will execute and deliver the Guaranty pursuant to which the Guarantor fully guarantees all obligations of the Lessee

NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Participation Agreement

ARTICLE I

DEFINITIONS; INTERPRETATION

SECTION 1.1.Definitions; Interpretation. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, “APPENDIX A”); and the rules of interpretation set forth in Appendix A shall apply to this Participation Agreement.

ARTICLE II

DOCUMENTATION DATE

SECTION 2.1 Documentation Date. The Documentation Date (the “DOCUMENTATION DATE”) for the transactions contemplated by this Participation Agreement shall be deemed to have occurred as of the date of this Participation Agreement, subject to satisfaction of the following conditions precedent:

(a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

(b) Lease. The Lease shall have been duly authorized, executed and delivered by the Lessor and the Lessee.

(c) Lease Supplement. The base form of the Lease Supplement shall have been approved by the Lessee and the Lessor and such form is attached to the Lease as Exhibit I.

(d) Loan Agreement. The Loan Agreement shall have been duly authorized, executed and delivered by the parties thereto.

(e) Pledge Agreement. The Pledge Agreement shall have been duly authorized, executed and delivered by the parties thereto.

(f) Guaranty. The Guaranty shall have been duly authorized, executed and delivered by the parties thereto.

(g) Assignment of Lease and Rent. The Assignment of Lease and Rent (attached hereto as Exhibit A) shall have been duly authorized, executed and delivered by the Lessor, as assignor, to the Administrative Agent, as assignees.

(h) Fee Letter. The Fee Letter shall have been duly authorized, executed and delivered by the parties thereto.

(i) Documents of Lessee. Each Participant and the Administrative Agent shall have received the following:

(i) Incumbency Certificate. An incumbency certificate for each of the Guarantor and the Lessee, which shall identify by name and title and bear the signature of the officers of the Guarantor and the Lessee authorized to sign the Operative

Participation Agreement

Documents to which the Guarantor and the Lessee is or shall be a party, which certificates shall be duly authorized by officers of the Guarantor and Lessee, respectively, upon which certificate the Participants and the Administrative Agent shall be entitled to rely until informed of any change in writing by the Lessee, as applicable.

(ii) Corporate Documents. A copy of the certificate of incorporation and by-laws of each of the Guarantor and Lessee, together with all amendments thereto, certified to be true and complete as of a recent date by the appropriate Governmental Authority.

(iii) Resolutions; Corporate Action. Copies of resolutions or corporate actions of the Guarantor and the Lessee approving the transactions contemplated by the Operative Documents, and authorizing the execution and delivery by the Guarantor and the Lessee of each Operative Document to which it is or shall be a party, certified by an authorized officer of the Guarantor and the Lessee as of the Documentation Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. A certificate of good standing, existence or its equivalent for each of the Guarantor and the Lessee, certified as of a recent date by the appropriate Governmental Authority.

(j) Opinion of Counsel to the Guarantor and the Lessee. Each Participant shall have received an opinion of counsel for the Guarantor and the Lessee, dated the Documentation Date and addressed to each Participant, in form and substance reasonably satisfactory to the Administrative Agent.

(k) Representations and Warranties. On the Documentation Date, the representations and warranties of the Lessee and the Guarantor set forth in the Operative Documents (or in certificates delivered pursuant thereto) executed by either thereof shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

All documents and instruments required to be delivered pursuant to this Section 2.1 shall be or deemed to be delivered at the offices of Bingham Dana in New York, New York, or at such other location as may be determined by the Administrative Agent, the Participants and the Lessee.

Participation Agreement

ARTICLE III

FUNDING OF ADVANCES

SECTION 3.1 Advances.

(a) Advances. Subject to the conditions and terms hereof, the Lessor shall take the following actions at the written request of the Lessee:

subject to the terms hereof, the Lessor shall make Advances in Dollars (out of funds provided by the Lessor and the Lenders) directly to the Lessee or to any Person at the express direction of the Lessee for the purpose of: (a) financing the payment of Transaction Expenses through the applicable Closing Date incurred in connection with the acquisition of each Property, and (b) financing the payment of the Acquisition Costs; provided, that the Lessor shall not be required to make any Advance if, after giving effect thereto, the aggregate amount of all such Advances would exceed the aggregate Commitments of Lessor and the Lender.

(b) Limitation on Advances. No Advance shall be made if, after giving effect thereto, the aggregate outstanding Loans and Lessor Amounts would exceed the aggregate Commitment of the Participants. No Advance shall be made after the Closing Date for the Florida Property. Any amounts repaid under the terms of the Operative Documents may not be reborrowed.

(c) Acknowledgment of Advances. Each of the Guarantor and the Lessee hereby acknowledges and agrees, for the benefit of each Participant and the Administrative Agent, that: (i) each Advance made hereunder, is made for the benefit of, and at the request of the Lessee, (ii) the entire amount of each Advance made hereunder is allocable to the acquisition of Land and Improvements thereon and the financing of fees described in Section 4.6(b) and shall constitute part of the Lease Balance, and (iii) the Lessee shall pay in full on the Expiration Date all of its obligations under the Lease which obligations are intended to equal the aggregate outstanding amount of Advances made by the Lessor (or deemed made) hereunder less any amount repaid to the Participants, subject to the limitations on recourse set forth in Article XX of the Lease.

SECTION 3.2 Lessor’s Commitments. Subject to the conditions and terms hereof, the Lessor shall make available to the Lessee, at the request of the Lessee on the Closing Date for the Florida Property an amount (the “LESSOR AMOUNT”) in immediately available funds equal to the Lessor Percentage of such Advance requested on such date. The Lessor shall not be obligated to make available the Lessor Amount if the requested Lessor Amount would exceed the Lessor’s Commitment.

SECTION 3.3 Lender’s Commitments. Subject to the conditions and terms hereof the Lender shall make Loans to the Lessor at the request of the Lessee on the Closing Date for the Florida Property in an aggregate amount in immediately available funds equal to the Loan Percentage of the Advance requested on such date. No Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the aggregate outstanding amount of such Loans made by such Lender would exceed such Lender’s applicable Commitment.

Participation Agreement

SECTION 3.4 Procedures for the Advances.

(a) General Procedures. With respect to each funding of an Advance, the Lessee shall give the Administrative Agent and the Lessor prior written notice pursuant to a Funding Request substantially in the form of Exhibit A hereto (a “FUNDING REQUEST”) which Funding Request shall be delivered to the Administrative Agent not later than 12:00 noon, New York time, three (3) Business Days prior to the proposed Closing Date, specifying: (i) the proposed Closing Date, (ii) the amount requested for the Advance, (iii) the allocation of the Advance requested thereunder (including any portion of such Advance to be made for the purpose of paying Transaction Expenses) for Acquisition Costs and (iv) each Person to receive funds pursuant to such Funding Request. The Lessor shall calculate the amounts of the Lessor Amounts, Loans required to fund the requested Advance. Each Advance funded hereunder shall be funded pro rata by each of the Participants in proportion to their respective Commitments. Each Funding Request delivered by the Lessee shall be irrevocable and binding. (b) Use of Proceeds of the Advances. Each Advance will be made to finance the acquisition of Parcels of Land and Improvements thereon and to pay Transaction Expenses.

(b) Alternate Rates. In the event that the Lessor is unable to obtain a LIBO Rate for any Interest Period, the Lessor and the Lender shall make available Lessor Amounts and Loans, as the case may be, as Base Rate Loans and Lessor Amounts. Such Lessor Amounts and Loans shall be maintained until the earliest practicable date on which the Lessor and the Lender shall be able to obtain a LIBO Rate for such Lessor Amount and Loans, at which time such Base Rate Loans and Lessor Amounts shall convert to LIBO Rate Loans and Lessor Amounts.

SECTION 3.5 Currency of Advances and Payments. The Dollar shall be currency of each Advance. All payments of Basic Rent and Supplemental Rent shall be made in Dollars.

ARTICLE IV

YIELD; INTEREST; FEES

SECTION 4.1 Calculation of Basic Rent. Basic Rent shall be payable from time to time on each Basic Rent Payment Date in an amount equal to the sum of (a) all interest then due on the Loan, as calculated in accordance with Section 4.2 and (b) all Yield then due on the Lessor Amounts, as calculated in accordance with Section 4.3.

SECTION 4.2 Interest on the Loans.

(a) The Loans shall accrue interest during each Interest Period at a rate per annum equal to the then applicable Interest Rate for such Loan. The Loan shall, to the extent commercially possible, be made and continued as a LIBO Loan.

(b) If all or a portion of (i) the principal amount of the Loans, (ii) any interest payable on the Loans or (iii) any other amount payable to the Lenders hereunder (whether in respect of interest, fees or other amounts) shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), then such overdue amount shall bear interest, payable on demand, at a rate per annum which is equal to the Overdue Rate (or if no rate is applicable, whether in respect of interest, fees or other amounts,

Participation Agreement

then the lesser of (A) the sum of (i) ***% plus the Base Rate or (B) the highest rate permitted by Applicable Law (if any)).

(c) All interest on the Loans and all other amounts due with respect to the Loans shall be distributed by the Administrative Agent to the Lender in accordance with Article VII.

(d) During the Basic Term, accrued interest on the Loans shall be due and payable (i) on each Basic Rent Payment Date, (ii) on the date of any payment or prepayment, in whole or in part, of any Loan, on the Loan so paid or prepaid and (iii) on the Maturity Date.

(e) The outstanding aggregate principal amount of Loans, if not sooner repaid in accordance with the provision of the Operative Documents, shall be repaid in full on the Maturity Date.

SECTION 4.3 Yield. The amount of the Lessor Amounts outstanding from time to time shall accrue yield (“YIELD”) at a rate per annum equal to the Yield Rate. All Lessor Amounts shall, to the extent commercially possible, be made and continued as LIBO Lessor Amounts.

(a) If all or a portion of (i) any Lessor Amount, (ii) any Yield payable on any Lessor Amount, or (iii) any other amount payable to the Lessor hereunder (whether in respect of interest, fees or other amounts) shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), then such overdue amount shall bear interest, payable on demand, at a rate per annum which is equal to the Overdue Rate (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the lesser of (A) the sum of (i) ***% plus the Base Rate or (B) the highest rate permitted by Applicable Law (if any)).

(b) All Yield on the Lessor Amounts and all other amounts due with respect to the Lessor Amounts shall be distributed by the Administrative Agent in accordance with Article VII.

(c) During the Basic Term, accrued Yield shall be due and payable (i) on each Basic Rent Payment Date, (ii) on the date of any payment or prepayment, in whole or in part, of any Lessor Amount, on the Lessor Amount so paid or prepaid and (iii) on the Maturity Date.

SECTION 4.4 Computation of Interest and Yield; Duration of Interest Periods.

(a) Interest on the Loans shall be calculated as set forth in the Loan Agreement. Yield on the Lessor Amounts shall be calculated on the basis of a 360-day year for the actual days elapsed at all times that the Yield Rate is determined by reference to the LIBO Rate or the Base Rate (when determined by reference to the Federal Funds Rate) and a 365- or 366-day year basis where the Base Rate in determined by reference to the Prime Rate. Any change in the Interest Rate or Yield Rate resulting from a change in the Base Rate or LIBO Rate shall become effective as of the opening of business on the day on which such change becomes effective. Each determination of the Interest Rate or Yield Rate by the Administrative Agent pursuant to any provision of this Participation Agreement or any other Operative Document shall be binding on the Lessee and the Participants in the absence of demonstrable error.

(b) During the Basic Term, Lessee may designate by written notice to the Administrative Agent, from time to time, (a) the duration of the Interest Period next commencing, as a period of one month, three months or six months, which notice shall be given (except with respect to the initial Advance)

Participation Agreement

at least ten (10) days prior to the commencement of such Interest Period. Any Interest Period so designated by Lessee shall remain in effect for the entire Interest Period specified in Lessee’s notice to the Administrative Agent (provided such Interest Period commences at least ten days after the Administrative Agent’s receipt of such notice) and for all subsequent Interest Periods until a new designation becomes effective in accordance with the provisions set forth in this Section 4.4(b). Notwithstanding the foregoing, however: (1) Lessee shall not be entitled to designate the duration of an Interest Period that would cause an Interest Period to extend beyond the Maturity Date; (2) changes in the Interest Period shall become effective only upon the commencement of a new Interest Period; (3) if Lessee fails to designate the duration of any Interest Period consistent with the foregoing requirements, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Interest Period, the duration of such Interest Period shall be deemed to be one month and (4) the Lessee may not have more than three (3) concurrent Interest Periods in effect at anytime during the Basic Term.

SECTION 4.5 Prepayments.

(a) The Lessee shall have the right to prepay an amount equal to the Loans and Lessor Amounts in whole or in part from time to time pursuant to the exercise of purchase options permitted under the Lease. The application of each such prepayment with respect to Lease Balance shall be determined by the Lessee and the Lessor.

(b) If the Advance with respect to the acquisition of the Florida Property is in an amount greater than the Acquisition Cost for the Florida Property, then not later than sixty (60) days from the Closing Date the Lessee may prepay an amount equal to the difference between the amount of such Advance and the Acquisition Cost of the Florida Property. Any amounts prepaid pursuant to this Section 4.5(b) shall be applied to pay the Loans and the Lessor Amounts in proportion to the then effective Loan Percentage and the Lessor Percentage.

(c) Mandatory Prepayments.

(i) If at any time the sum of the aggregate amount of outstanding Loans and Lessor Amounts shall exceed the Aggregate Commitment Amount, the Lessee shall immediately make payment on the Loans or Lessor Amounts in an amount sufficient to eliminate such excess. Payments required to be made hereunder shall be applied to Base Rate Loans or Base Rate Lessor Amounts and then to LIBO Loans or Lessor Amounts in direct order of their Interest Period maturities.

(ii) All amounts payable by the Lessee pursuant to Article XV, XVI, XVIII or XX of the Master Lease shall be used to prepay the Loans and shall be applied to the Loans and the Lessor Amounts in the manner set forth in Article VII.

(d) Notice. The Lessee will provide notice to the Lessor and the Administrative Agent (which shall promptly notify the Lenders) of any proposed prepayment by 12:00 noon (New York City time) at least three (3) Business Days prior to the date of such prepayment.

SECTION 4.6 Fees. The Lessee agrees to pay the fees set forth in the Fee Letter.

Participation Agreement

SECTION 4.7 Place and Manner of Payments. Except as otherwise specifically provided herein, all payments to be made by the Lessee to the Lessor hereunder shall be made to the Administrative Agent (as assignee of the Lessor pursuant to the Assignment of Lease and Rent) in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, to the Payment Account not later than 1:00 p.m. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lessee shall, at the time it makes any payment under any Operative Document, specify to the Lessor the Loan and Lessor Amounts, fees or other amounts payable by the Lessee hereunder to which such payment is to be applied (and in the event that it fails so to specify, following receipt of notice from the Lessor of such failure, or if such application would be inconsistent with the terms hereof, the Lessor shall distribute such payment to the Participants in accordance with the provisions of the Operative Documents in respect of obligations owing by the Lessee. The Administrative Agent will distribute such payments to the Participants in accordance with Article VII if any such payment is received prior to 1:00 p.m. (New York City time) on a Business Day in like funds as received prior to the end of such Business Day, and otherwise the Administrative Agent will distribute such payment to the Participants on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest (at the applicable Base Rate or LIBO Rate) and fees for the period of such extension).

ARTICLE V

CERTAIN INTENTIONS OF THE PARTIES

SECTION 5.1 Intent. Is the intent of the parties that: (a) the Lease constitutes an operating lease from the Lessor to the Lessee for purposes of the Lessee’s financial reporting, (b) the Lease, the other Operative Documents and other transactions contemplated hereby will result in the Lessee being recognized as the owner of the Properties for Federal and state Tax and bankruptcy purposes, (c) the obligations of the Lessee to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state Tax and bankruptcy purposes and (d) the Lease and the Security Documents grant to the Lessor a lien on the Lessee’s interest in each Property and the Collateral. Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any Tax return, including an amended Tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 5.1. Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee or any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Participants to the Lessee.

SECTION 5.2 Amounts Due Under the Lease. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Lender that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Yield on the Lessor Amounts

Participation Agreement

on each Basic Rent Payment Date; (ii) if the Lessee elects the Purchase Option in full, then the Loan, the Lessor Amounts, all accrued and unpaid interest, Yield and Fees thereon and all other obligations of the Lessee owing to the Lessor and the Lender shall be due and payable in full by the Lessee as provided in the Lease; (iii) if the Lessee properly elects the Remarketing Option, the maximum amount the Lessee shall be required to pay to the Lessor is the Maximum Recourse Amount; and (iv) upon a Lease Event of Default, the amounts then due and payable by the Lessee under the Lease shall be the Lease Balance and such other amounts as are expressly provided for in the Operative Documents.

ARTICLE VI

CONDITIONS TO CLOSING DATES

SECTION 6.1 Closing Date. The occurrence of an Advance on each Closing Date and the obligation of the Participants to perform their respective obligations, if any, on such date shall be subject to the satisfaction or waiver by the Lessor of the following conditions precedent set forth in this section on or before such date:

(a) Documentation Date. The conditions with respect to the occurrence of the Documentation Date shall have been satisfied or waived.

(b) Lease; Lease Supplement. Each of the Lease and a Lease Supplement with respect to Property or Properties to be acquired shall have been duly authorized, executed and delivered by the Lessor and the Lessee.

(c) Assignment of Lease and Rent. An Assignment of Lease and Rent shall have been duly authorized, executed and delivered by the parties thereto with respect to the Property being acquired on such Closing Date.

(d) Lessor Financing Statements. The Lessee shall have delivered to the Administrative Agent all Lessor Financing Statements relating to the Property being acquired on such Closing Date as the Administrative Agent or any Participant may reasonably request in order to perfect the interests of the Administrative Agent and the Participants under the Security Documents and in any fixtures or personal property constituting part of the Property.

(e) Recordation of Lease Supplement, Assignment of Lease and Rent, Lessor Financing Statements. Each of the Participants shall have received evidence or a commitment reasonably satisfactory to it that each of (i) the applicable Lease Supplement, (ii) the applicable Assignment of Lease and Rent and (iii) the applicable Lessor Financing Statements described in clause (d) above, and had been, or are being, recorded in a manner sufficient to properly perfect each of their interests therein.

(f) Evidence of Insurance. The Lessor and the Administrative Agent shall have received evidence reasonably satisfactory to them that the insurance maintained by the Lessee satisfies the requirements set forth in Section XIII of the Lease, setting forth the respective coverage, limits of liability, carrier and period of coverage with respect to the Property being acquired on such Closing Date.

Participation Agreement

(g) Environmental Audit. Not earlier than one month and not later than ten (10) days prior to such Closing Date the Lessor shall have received an Environmental Audit dated no earlier than one month prior to such Closing Date with respect to the Property being acquired on such Closing Date in form and substance reasonably satisfactory to the Lessor.

(h) Deed; Title Insurance. The Lessor shall have received a deed for the Property in appropriate form for the jurisdiction in which the Property is located. The Lessee shall have delivered to the Lessor a commitment from the Title Company to deliver an ALTA extended leasehold and mortgagee title insurance policy covering the applicable Property in favor of the Lessor and the Lender confirming title in Lessor, subject only to Permitted Liens, such policy in an amount not less than the Acquisition Cost and to be reasonably satisfactory to the Lender and the Lessor with such customary endorsements issued by the title company as a routine matter, if reasonably requested by the Lessor or any Lender.

(i) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made by the Lessee to the reasonable satisfaction of the Lessor and the Lender.

(j) Funding Request. The Lessor shall have received a fully executed counterpart of the applicable Funding Request in accordance with Section 3.4.

(k) Fees. All fees due and payable by the Lessee at the time of any Advance pursuant to the Operative Documents shall have been paid, or will be paid from the proceeds of such Advance; provided that such fees shall not result in the Lessor Percentage being less than 10% of the Property Cost.

(l) Representations and Warranties. The representations and warranties of the Lessee and the Guarantor herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(m) No Event of Default. There shall not have occurred and be continuing any Event of Default.

(n) Appraisal. The Lessor and Administrative Agent shall have received an Appraisal of the applicable Property, in form and substance reasonably satisfactory to the Participants.

(o) Notes. Each Note evidencing a Loan by a Lender shall have been executed by the Lessor and delivered to the appropriate Lender.

(p) Authorized Officer’s Certificates. Each Participant shall have received an Authorized Officer’s Certificate of the Guarantor and the Lessee, dated as of the Closing Date, stating that (a) to such Authorized Officer’s knowledge each and every representation and warranty of the Guarantor or the Lessee, as applicable, contained in each Operative Document to which it is a party is true and correct in all material

Participation Agreement

respects on and as of the Closing Date; (b) to such Authorized Officer’s knowledge no Unmatured Default or Event of Default has occurred and is continuing under any Operative Document to which the Guarantor or the Lessee is a party, as applicable; (c) to such Authorized Officer’s knowledge each Operative Document to which the Guarantor or the Lessee, as applicable, is a party is in full force and effect; and (d) the Lessee have duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to the respective Closing Date.

(q) Delivery of Financial Statements. The Lessor and Administrative Agent shall have received printed or electronic copies of the financial statements described in Section 8.1(d).

(r) Opinion of Local Counsel. The Lessor and the Administrative Agent shall have received an opinion of counsel with respect to enforceability of the Operative Documents entered into on such Closing Date, in form and substance reasonably satisfactory to the Lessor and Administrative Agent. Each Lender shall be authorized to rely on each such opinion.

(s) Litigation. Except as disclosed in writing to the Lessor and the Administrative Agent, there shall not be any actions, suits or proceedings pending or, to the knowledge of the Lessee threatened, with respect to the Lessee, the Properties, the Operative Documents or the transactions contemplated by the Operative Documents: (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, the other Operative Documents or the transactions contemplated hereby or thereby or (ii) that question or challenge the validity of the Operative Documents or the rights or remedies of the Lessor or the other Participants with respect to the Lessee, the Properties or the Collateral under the Operative Documents.

(t) Governmental Approvals. All necessary Governmental Actions required by any Applicable Law for the purpose of authorizing the Lessor to acquire a leasehold interest in the applicable Property shall have been obtained or made and be in full force and effect.

(u) Collateral; Perfection Opinion. The Lessee shall have deposited, or shall have caused to be deposited by Guarantor and Lessee’s other Subsidiaries, with the Collateral Agent sufficient Collateral and the Lessor and the Lender shall have received an opinion of counsel from the jurisdiction wherein the Collateral is located as to the perfection of the Collateral Agent’s security interest in such Collateral and the creation of such security interest in form and substance satisfactory to the Administrative Agent.

(v) Existing Leases. With respect to the Florida Property, the Lessee shall have delivered to the Lessor and the Administrative Agent true and complete copies of each of the leases (including all amendments thereof, supplements thereto and waivers applicable thereto) conveying possessory rights in the Florida Property in effect as of the Closing Date therefor and each such lease is identified on Schedule IV hereto.

(w) Transaction Expenses. All Transaction Expenses due and payable shall have been paid or shall be paid out of the proceeds of the Advance made on each Closing Date.

Participation Agreement

(x) If necessary to effect a conveyance of the Property on the Closing Date, the Lessor and the Lessee shall have executed and delivered an Assignment of Purchase Contract in form and substance satisfactory to them.

All documents and instruments required to be delivered pursuant to this Section 6.1 shall be or deemed to be delivered at the New York offices of Bingham Dana LLP, or at such other location as may be determined by the Administrative Agent, the Lessor, the Lender and the Lessee.

ARTICLE VII

DISTRIBUTIONS

SECTION 7.1 Basic Rent. Payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent, pari passu to the Lender for application to the interest due on the Loans and to the Lessor to pay the Yield then due on the Lessor Amounts (including, in each case, any overdue interest or Yield to the Lender or the Lessor).

SECTION 7.2 Purchase Payments by the Lessee. Payment of the Lease Balance received by the Administrative Agent as a result of:

(a) the purchase of any Property in connection with the exercise of the Purchase Option under Section 18.1 of the Lease or compliance with the obligation to pay the amounts specified in Section 20.1(k) of the Lease, or

(b) failure to fulfill one or more of the Return Conditions pursuant to Article XX of the Lease, or

(c) the payment of the Lease Balance in accordance with Section 15.1 of the Lease, or

d) the payment of the Lease Balance from the proceeds of any Casualty or Condemnation pursuant to Section 14.1 of the Lease, shall be distributed by the Administrative Agent in the following order of priority:

first, so much of such payment or amount as shall be required to reimburse the Administrative Agent and the Participants for any tax, cost or expense (including costs of legal expense) incurred by the Administrative Agent or any Participant as a direct result of conveying title to the Property to Lessee or its designee (to the extent the Lessee is obligated to pay or reimburse such items pursuant to the Operative Documents and it is not previously reimbursed and to the extent incurred in connection with any duties as the Administrative Agent, Lessor or as a Lender), shall be distributed to such Person for its own account;

second, to the Lenders for application to repay in full all outstanding Loans with respect to the Property being purchased and all accrued interest thereon;

third, to the Lessor, for application to repay outstanding Lessor Amounts and all accrued Yield thereon;

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fourth, so much of such payment or amount as shall be required to reimburse the Administrative Agent and Participants for any tax, cost, expense (including remarketing expense) incurred by the Administrative Agent or any Participant; and

fifth, the balance, if any, of such payment or amounts remaining after satisfaction of all the Lessee’s liabilities under the respective Operative Documents shall be promptly distributed to, or as directed by, the Lessee.

SECTION 7.3 Payment of Maximum Recourse Amount. Payment to the Administrative Agent of the Maximum Recourse Amount pursuant to Section 20.1(j) of the Lease upon the exercise of the Remarketing Option shall be distributed as follows:

first, to the Lenders for application to repay in full all outstanding Loans and all accrued interest thereon;

second; to the Lessor.

SECTION 7.4 Sales Proceeds of Remarketing of Properties. Any payments received by the Administrative Agent as proceeds from the sale of any Property sold pursuant to the exercise of the Remarketing Option pursuant to Article XX of the Lease, together with any payment made as a result of an appraisal pursuant to Section 13.2 of this Participation Agreement, shall be distributed by the Lessor, after payment in full of the Loans by payment of the Maximum Recourse Amount plus any unpaid interest, in the funds so received in the following order of priority:

first, so much of such payments as shall be required to reimburse the Lessee for Permitted Remarketing Costs shall be distributed to the Lessee;

second, to the Lenders for application to pay in full the outstanding Loans plus any unpaid interest;

third, to the Lessor for application to pay in full the outstanding Lessor Amount plus any unpaid Yield;

fourth, so much of such payment or amount as shall be required to reimburse the Administrative Agent, and Participants for any tax, cost, expense (including remarketing expense) incurred by the Administrative Agent or any Participant; and

fifth, any excess to the Lessee.

SECTION 7.5 Distribution of Payments After an Event of Default.

(a) The proceeds derived from the sale of any Property as a result of the exercise of remedies after the occurrence of a Lease Event of Default, shall be distributed by the Administrative Agent as follows:

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first, so much of such payment or amount as shall be required to reimburse the Administrative Agent and Participants for any tax, cost, expense (including remarketing expenses) incurred by the Administrative Agent or any Participant;

second, so much of such payments or amounts as shall be required to pay the Lenders and the Lessor the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to the Lenders and the Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

third, to the Lenders to pay in full any outstanding Loans plus unpaid interest;

fourth, to the Lessor to pay in full any outstanding Lessor Amounts plus any unpaid Yield; and

fifth, any excess to the Lessee.

(b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

(i) in the event that the Required Participants elect to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Lease, then such amounts shall be distributed to the Lessee, and

(ii) in the event that the Required Participants elect or are required to apply all or a portion of such amounts to the purchase price of the applicable Property in accordance with Section 14.1(a) and Article XV of the Lease, then such amounts shall be distributed in accordance with clause (a) hereof.

SECTION 7.6 Casualty and Condemnation Amounts. Any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Lease and the Assignment of Lease and Rent shall be distributed as follows:

(a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Lease shall be distributed to the Lessee, and

(b) all amounts that are to be applied towards the payment of the Lease Balance shall be distributed by the Administrative Agent first, to the Lender to repay the outstanding Loans and unpaid interest thereon and then to the Lessor to repay the outstanding Lessor Amounts and unpaid Yield thereon; provided, however, if any such payment relates to the termination of the transaction contemplated hereby or the liquidation or disposition of the applicable Property, such payment shall be distributed by the Lessor as provided in Section 7.5.

SECTION 7.7 Supplemental Rent. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Article VII) shall be

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distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

SECTION 7.8 Other Payments. Any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or any payment is received pursuant to the purchase provisions of Section 18.1 of the Lease or elsewhere in this Article VII shall be distributed first, to the Lender to repay the outstanding Loans and unpaid interest thereon and then to the Lessor to repay the outstanding Lessor Amounts and unpaid Yield thereon; provided, however, if any such payment relates to the termination of the transactions contemplated hereby or the liquidation or disposition of the Property, such payment shall be distributed by the Lessor as provided in Section 7.5.

(a) Except as otherwise provided in the preceding provisions of this Article VII, all payments received and amounts realized by any Participant under the Lease or otherwise with respect to any Property to the extent received or realized at any time after indefeasible payment in full of all outstanding Loans and Lessor Amounts and all other amounts due and owing to the Administrative Agent or the Participants, shall be distributed forthwith by the Administrative Agent in the order of priority set forth in Section 7.5 or Section 7.6, as applicable.

(b) Except as otherwise provided in Section 7.1 and Section 7.2, any payment received by any Participant for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Article VII shall be distributed forthwith by such Participant to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

SECTION 7.9 Order of Application. To the extent any payment distributed to any Participant pursuant to Section 7.2, Section 7.3, Section 7.4, Section 7.5, or Section 7.6 is insufficient to pay in full the Participant Balance of any Participant plus all accrued interest and Yield (as applicable) thereon, then each such payment shall first be applied to accrued interest or Yield and then to principal on the Loans or the Lessor Amounts, as applicable.

SECTION 7.10 Payments to Payment Account. Except as otherwise expressly provided, all payments made pursuant to the Operative Documents shall be made to the Payment Account maintained at the Administrative Agent.

SECTION 7.11 Other Payments or Prepayments. Unless otherwise expressly provided herein, any payment or prepayment of principal of any Loan or Lessor Amount shall be allocated first, pro rata among the Lenders, without priority of one over the other, in accordance with their outstanding Loan Balance until the Loan Balance is paid in full and second, to the Lessor to be applied to the then outstanding Lessor Amounts.

SECTION 7.12 Sharing of Payments. Participants agree among themselves that, in the event that a Participant shall obtain payment in respect of any Loan or Lessor Amount or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means

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in excess of its pro rata share of such payment as provided for in this Participation Agreement, such Participant shall pay such excess amount to the Lenders to be distributed by the Lenders, as shall be equitable to the end that each Participant shares such payment in accordance with its respective ratable share as provided for in this Participation Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, the Participant which shall have shared the benefit of such payment shall, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to the Participant whose payment shall have been rescinded or otherwise restored. The Lessee agrees that a Participant so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Participant were a holder of such Loan or Lessor Amount or other obligation in the amount of such participation. Except as otherwise expressly provided herein, if a Participant shall fail to remit to any other Participant an amount payable by such Participant to the other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon (at no additional expense to the Lessee) from the date such amount is due until the date such amount is paid to such other Participant at a rate per annum equal to the Federal Funds Effective Rate. If under any applicable bankruptcy, insolvency or other similar law, a Participant receives a secured claim in lieu of a setoff to which this Section 7.12 applies, such Participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Participant under this Section 7.12 to share in the benefits of any recovery on such secured claim.

ARTICLE VIII

REPRESENTATIONS

SECTION 8.1 Representations of the Obligors. Each of the Guarantor and the Lessee represents and warrants as of the date hereof and as of each Closing Date to the Administrative Agent and each Participant as follows:

(a) Corporate Existence and Standing. The Guarantor and the Lessee are each duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such good standing or authority would not result in the Lessee or the Guarantor being unable to perform in any material respect their respective obligations under the Operative Documents. The Lessee has all requisite authority to conduct its business in each State where a Property is located.

(b) Authorization and Validity. Each of the Guarantor and the Lessee have the requisite power and authority to execute and deliver the Operative Documents to which it is or will be a party and to perform its obligations thereunder. The execution and delivery by the Guarantor and the Lessee, of the Operative Documents to which it is or will be a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and assuming due authorization, execution and delivery by the other parties thereto, the Operative Documents constitute, or, when executed, will constitute, legal,

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valid and binding obligations of the Guarantor and the Lessee enforceable against such Persons in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict; Government Consent. The execution, delivery and performance by each of the Guarantor and the Lessee of the Operative Documents to which it is or will be a party will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it, or conflict with any organizational document or agreement of it, or require any government approval except where such violation, conflict or lack of approval would not result in the Guarantor or the Lessee being unable to perform in any material respect their respective obligations under the Operative Documents or result in the creation or imposition of any Lien, other than a Permitted Lien, on any of its material Properties pursuant to the terms of any such agreement.

(d) Financial Statements. The September 30, 2001 quarterly and December 31, 2001 annual consolidated financial statements of the Lessee and its consolidated Subsidiaries were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Lessee and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since September 30, 2001 there has been no change in the business, property, financial condition or results of operations of the Lessee which under Applicable Law were required to be disclosed, but which were not disclosed. The Lessee is not in default with respect to any material indebtedness which the Lessee has presently outstanding.

(e) Taxes. Each of the Lessee and its consolidated Subsidiaries have filed all United States federal tax return and all other tax returns or reports which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Lessee or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could result in a tax lien against the Lessee, other than tax liens or claims which would not in the aggregate exceed $2,000,000. The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of any taxes or other governmental charges are adequate in all respects. The Lessee has no knowledge of any pending but unassessed tax liability which could result in a tax liability to the Lessee other than a pending but unassessed tax liability which would not in the aggregate exceed $2,000,000.

(f) Litigation and Contingent Obligations. Except as disclosed in the Lessee’s most recent Form 10-K or 10-Q filed with the SEC or otherwise disclosed to the Administrative Agent in writing, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of an officer of the Lessee, threatened against or affecting the Lessee or any of its Subsidiaries (including, without limitation, any such action involving Environmental Laws) which, in either case, could result in a liability against the Lessee, other than such litigation, arbitration, governmental investigation, proceeding or inquiry which would not exceed $2,500,000.

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(g) ERISA. Each of the Lessee’s Single or Multiemployer Plans, if any, has been maintained in material compliance with its terms and with the requirements of applicable requirements of law, and has been maintained, where required, in good standing with applicable governmental authorities. The Lessee has not incurred any obligation in connection with the termination of or withdrawal from any such plan. The present values of the accrued benefit liabilities (whether or not vested) under each such plan, if any, determined as of the end of the Lessee most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such plan allocable to such benefit liabilities.

(h) Regulations U and X. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Lessee and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. The Guarantor is not engaged principally, and does not as one of its important activities engage, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Participation Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock other than the purchase of margin stock from time to time in connection with transactions (i) authorized by the board of directors of the Lessee, (ii) either (A) authorized by the board of directors or other governing body of the Person which stock is being acquired or (B) involving less than 5% of the stock of any Person and (iii) which would not cause the Lessee to fail to be in compliance with the following sentence. Neither the Guarantor nor any Person acting on their behalf has taken or will take any action which will cause this Agreement or any of the Notes to violate any of said Regulations U or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

(i) Environmental Matters. The Lessee and each Property are in compliance in all material respects with all Environmental Laws other than those Environmental Laws with which noncompliance would result in an environmental liability not in excess of $2,500,000. To the knowledge of the Guarantor and the Lessee there are no Hazardous Materials located on or under any Property, except as disclosed in the Environmental Audit.

(j) Investment Company Act. Neither the Guarantor nor the Lessee is an “investment company” nor a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

k) Full Disclosure; Appraisal Data.

(i) To the knowledge of the Guarantor and the Lessee, all information heretofore furnished by the Guarantor and the Lessee to the Administrative Agent or any Participant for purposes of or in connection with this Participation Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby, taken as a whole is, and all such information hereafter furnished by the Guarantor and the Lessee to the Administrative Agent or any Participant, taken as a whole, will be, true and accurate in all material respects on the date as of which such information is stated or certified.

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(i) The information provided by the Guarantor and the Lessee to the Appraiser used for forming the basis for the conclusions set forth in the Appraisal delivered on Closing Date was, at the time of delivery, true and correct in all respects and neither the Guarantor nor the Lessee omitted any information known to either the Guarantor or the Lessee, at the time of delivery to the Appraiser, necessary to make such information not misleading.

(l) No Proceedings with Respect to the Properties. Each of the Guarantor and the Lessee represent that except as disclosed in Schedule III, there is no action, suit or proceeding (including any proceeding with respect to a condemnation or under any Environmental Law) pending or, to the best of its knowledge, threatened with respect to the Guarantor, the Lessee or any Property which adversely affects the use, operation, title to or Fair Market Sales Value of any Property.

(m) Separate Parcel. Each Parcel of Land is comprised of one or more separate parcels for all real estate tax and assessment purposes.

(n) Utilities. Upon the acquisition of each Property, all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required for the applicable Property’s intended use will be installed and such Property will be connected pursuant to Necessary Permits (including any that may be required under applicable Environmental Laws).

(o) Licenses, Approvals, Necessary Permits, etc. All Necessary Permits, easements and rights-of-way, including proof and dedication of public rights of way, which are necessary and required for the use of the Properties as contemplated by the Lease have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction, use or operation for which such license, approval, authorization, consent or permit is required.

(p) Title. Upon recording of the deed with respect to each Property in the applicable real estate records, the Lessor will have a valid fee interest in and to such Property, subject only to Permitted Liens.

(q) Perfection of Liens. (i) The Security Documents create a valid and enforceable Lien on each Property and the Collateral in favor of the Lessor, and (ii) upon the filing of the Lessor Financing Statements with the applicable Secretary of State and in the applicable real estate records, the Lessor will have a first priority perfected Lien (subject to Permitted Liens) on the Property (to the extent that the Property is of a type in which a perfected security interest can be obtained by such filing). No other filing, recording, registration or notice to any Governmental Authority will be necessary to establish, perfect and give record notice of the Lien on the Property in favor of the Lessor except for the filing of the Lessor Financing Statements described in the preceding sentence.

(r) Insolvency. Neither the Guarantor nor the Lessee is entering into the Operative Documents with the actual intent to hinder, delay or defraud its current or future creditors, nor does the

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Guarantor or the Lessee intend to or believe that it will incur, as a result of entering into this Participation Agreement and the transactions contemplated hereby, debts beyond its ability to repay. Neither the Guarantor nor the Lessee are, as of the date of this Participation Agreement, “insolvent” as that term is defined in 11 U.S.C. Section 101(34) nor will the consummation of the transactions contemplated by this Participation Agreement render the Lessee insolvent (giving effect to the fair valuation of its assets).

(s) Location Chief Executive Office and Principal Place of Business, etc. The respective chief executive offices and principal places of business of the Guarantor and the Lessee are at the addresses set forth on Schedule II hereto as its “Chief Executive Office and Principal Place of Business.” Each of the Guarantor and the Lessee keeps or will keep its company records concerning the Properties and the Operative Documents at its respective chief executive office or, after thirty (30) days prior notice to the Administrative Agent, at such other reasonable office specified in such notice.

(t) No Casualty. No fire or other casualty with respect to the Property being acquired has occurred that has not been remedied.

u) Flood Hazard Areas. The Guarantor and the Lessee represent that, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, except as otherwise disclosed to the Lessor on the Survey or otherwise in writing.

(v) Offering of Notes. Neither the Guarantor nor the Lessee nor anyone acting on behalf of the Guarantor or the Lessee has (A)(i) offered, transferred, pledged, sold or otherwise disposed of any Note, or any interest in any Note to, (ii) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Note, or any interest in any Note or from, or (iii) otherwise approached or negotiated with respect to any Note, or any interest in any Note or with, any person in any manner, (B) made any general solicitation by means of general advertising or in any other manner, or (C) taken any other action which would constitute a public distribution of the Notes under the Securities Act, any of which would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of Guarantor or Lessee under the Investment Company Act of 1940, as amended, nor will Lessee act, nor has Guarantor or Lessee authorized or will it authorize any person to act, in such manner with respect to any Note.

SECTION 8.2 Representations of the Participants. Each of the Lessor and the Participants represents and warrants as to itself only, as of the date hereof and as of each Closing Date, to the Lessee and the other Participants that:

(a) Corporate Existence and Standing. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such good standing or authority would not have a material adverse effect on it.

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(b) Authorization and Validity. It has the power and authority to execute and deliver the Operative Documents to which it is or will be a party and to perform its obligations thereunder. The execution and delivery by the Lessor and the Lender of the Operative Documents to which it is or will be a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Operative Documents constitute, or, when executed, will constitute, legal, valid and binding obligations of the Lessor and the Lender, enforceable against such Persons in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict; Government Consent. The execution, delivery and performance by it of the Operative Documents to which it is or will be a party will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it, or conflict with any organizational document or material agreement of it, or require any government approval except where such violation, conflict or lack of approval would not have a material adverse effect on it.

(d) Litigation and Contingent Obligations. Except as disclosed to the Lessee in writing, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of an officer of such Participant, threatened against or affecting such Participant.

(e) Investment Company Act. It is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(f) ERISA. It is not and will not be making its Loans or funding its Lessor Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or “plan” (as defined in Section 4975(e)(1) of the Code).

(g) Non-Recourse Debt. The Lessor represents and warrants that it is not funding nor will it in the future fund the Lessor Amounts with proceeds of non-recourse debt.

(h) Advance Percentage. The Lessor represents and warrants that, with respect to the amounts advanced hereunder by the Participants to acquire the Florida Property, the Lessor has advanced as equity at least ten percent (10%) of such amounts, net of any fees paid to the Lessor and its Affiliates.

ARTICLE IX

PAYMENT OF CERTAIN EXPENSES

SECTION 9.1 Payment of Costs and Expenses.

(a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the Documentation Date, and each Closing Date, from the proceeds of Advances or otherwise (it being understood that such Transaction Expenses shall, subject to satisfaction of the applicable conditions set forth in Section 6.1, be paid through the making of Advances).

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(b) The Lessee shall pay or cause to be paid from the proceeds of Advances when due (i) the fees described in Section 4.6, (ii) all costs and expenses (including reasonable attorneys’ fees and legal expenses of one special counsel) incurred by the Administrative Agent or any Participant in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving of waivers of consents hereto or thereto, (iii) all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent or any Participant in connection with any purchase of any Property by the Lessee, or any other Person pursuant to Articles XVIII and XXI of the Lease and (iv) all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by any of the other parties hereto in respect of (x) the enforcement of any of their rights or remedies against the Lessee under any of the Operative Documents or (y) the negotiation of any restructuring or “work-out” with the Lessee whether or not consummated, of any obligations of the Lessee under the Operative Documents.

SECTION 9.2 Brokers’ Fees and Stamp Taxes. The Lessee shall pay during the Basic Term, cause to be paid, from the proceeds of the Advances or otherwise any brokers’ fees (other than any broker’s fees payable solely as a result of any Participant’s breach of the representation set out in Section 16.2) and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

ARTICLE X

LESSEE COVENANTS

SECTION 10.1 Covenants of Lessee. The Lessee, on behalf of itself and its Subsidiaries, hereby agrees for the benefit of the Participants that until all of the Lessee’s obligations hereunder and under the other Operative Documents have been paid and performed in full, the Lessee will and will cause each of its Subsidiaries to perform the obligations set forth herein as follows:

(a) Existence; Conduct of Business. Lessee will do or cause to be done all things necessary to preserve, renew and maintain in full force and effect (i) its legal existence, and (ii) its respective rights, licenses, permits, privileges and franchises related to the Lease or each Property except for those which, taken as a whole, would not adversely affect its ability to perform its obligations under the Operative Documents.

(b) Compliance with Laws, Etc. Lessee will comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws and ERISA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under the Operative Documents or where the same are currently being contested in good faith by appropriate proceedings. If at any time an event or condition shall have occurred and be continuing which

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results or has resulted in any Property being in violation of any Environmental Law, or a notice, complaint, order or finding of violation or non-compliance with any Environmental Law shall have been received by Lessee or Guarantor with respect to any Property, Lessee shall, at its option, (a) promptly commence and diligently perform all remedial work, at Lessee’s own cost and expense, necessary or desirable to bring such Property into full compliance with Environmental Laws by not later than the earlier of (i) twelve months after the date of discovery of such event or condition, and (ii) the end of the initial term in accordance with Section 8.3 of the Lease, or (b) purchase the applicable Property at a purchase price equal to the Lease Balance and in the manner set forth in Article XX of the Lease.

(c) Books and Records. Lessee will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in conformance with GAAP (including the establishment of appropriate reserves).

(d) Maintenance of Properties and Licenses; Insurance (other than of the Property). Lessee will, and will cause each of its Subsidiaries to, (a) keep and maintain good and marketable title to all property and licenses and keep and maintain all property and licenses material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or the aggregate, would not, taken as a whole, adversely affect the Lessees or the Guarantor’s ability to perform its obligations under the Operative Documents and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries (other than the Properties), against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

(e) Perfection of Liens. Throughout the Basic Term the Lessee shall take all necessary action to ensure that (i) the Lessor has a valid and enforceable first priority perfected Lien on each Property and the Collateral Agent has a valid and enforceable first priority perfected Lien on the Collateral; (ii) no filing, recording, registration or notice to anyGovernmental Authority will be necessary to establish, perfect and give record of the Lien on each Property in favor of Lessor except for such filings made on the Closing Date or as required pursuant to any change in Applicable Law and (iii) each Property is free and clear of all Liens other than Permitted Liens.

(f) Financial Statements. Lessee will deliver to the Administrative Agent, as soon as available and in any event within fifty-five (55) days after the end of each fiscal quarter, its quarterly report on Form 10-Q. Lessee will deliver to the Administrative Agent, as soon as available and in any event within one hundred (100) days of the end of the Lessee’s fiscal year, its annual report on Form 10-K.

(g) Compliance Certificate. At the time of delivery of each of the financial statements as required in Section 10.1(f) hereof, the Guarantor shall deliver to the Lessor, a certificate of a financial officer of the Lessee demonstrating compliance with the financial covenant contained in Section 10.1(h) hereof as calculated as provided in Exhibit B hereto.

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(h) Minimum Net Cash Covenant. The Lessee and its consolidated Subsidiaries will maintain an aggregate Minimum Net Cash of not less than $100,000,000 as of the end of each fiscal quarter.

(i) Mergers, Consolidations and Sales of Assets. The Lessee shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Lessee or any of its material Subsidiaries, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, in each case whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing at any future time; provided, however, that the Lessee or any of its Subsidiaries may consolidate or merge with any other Person if (i) the entity surviving the merger shall have a net worth at least equal to the Lessee or such material subsidiary immediately prior to such consolidation or merger and such net worth shall be at least $1.00 and (ii) no Lease Event of Default has occurred and is continuing or would occur as a result of such merger or consolidation.

(j) Payment of Taxes. The Lessee will, and will cause each of its Subsidiaries to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except (i) to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books, or (ii) to the extent such failure to timely pay would not result in a tax liability in excess of $2,000,000.

(k) Notices. The Lessee will provide written notice to the Lessor and the Administrative Agent, promptly upon its having knowledge of any Unmatured Default or any Event of Default.

(l) Prohibited Transactions. The Lessee will not engage in any transaction which is prohibited by ERISA.

ARTICLE XI

LESSEE DIRECTIONS; CERTAIN RIGHTS OF LESSEE

SECTION 11.1 Lessee Directions. The Lessor and the Lender hereby agree that, so long as no Lease Default or Lease Event of Default exists, the Lessee shall have the exclusive right to exercise any right of the Lessor as borrower under the Loan Agreement upon not less than three (3) Business Days’ prior written notice from the Lessee to the Lessor, unless the Lessor objects to such exercise within two (2) Business Days of receipt of such notice.

SECTION 11.2 Extension of Maturity Date and Expiration Date. The Lessee may direct a written request to the Lessor and Administrative Agent (with a copy to each Participant) not later than three hundred sixty-four (364) days prior to the end of the Basic Term that the Expiration Date of the Lease be extended for an additional period of two (2) years (an “EXTENSION TERM”) and concurrently therewith request (with a copy to each Participant) that the Lessor direct a written request to the Lender that the Maturity Date be extended to the last day of such Extension Term. The Lessee may direct a written request to the Lessor and the Administrative Agent (with a copy to each Participant) not later than

Participation Agreement

three hundred sixty-four (364) days prior to the end of the first Extension Term that the Expiration Date of the Lease be extended for an additional period of two (2) years and concurrently therewith request (with a copy to each Participant) that the Lessor direct a written request to the Lender that the Maturity Date be extended to the last day of such Extension Term. Each Participant may grant or deny its consent to any such extension in its sole discretion by notifying the Lessor in writing (with a copy to the Lessee) and may condition its consent on adjustment of the Interest Rate or Yield Rate, as appropriate, and receipt of such financial information, appraisals or other documentation as may be reasonably requested by such Participant; provided, however, that any Participant that fails to respond to such request within thirty (30) days after its receipt thereof shall be deemed to have rejected such request. Notwithstanding the foregoing, if any Participant (including, but not limited to, a Lender) declines to consent to the extension of the Maturity Date for which Lender’s consent is requested by Lessee in accordance with this Section 11.2, Lessee shall have the right, but not the obligation, to arrange for the acquisition of such Participant’s interest by a third party that is not an Affiliate of the Lessee, and to terminate such Participant’s rights to receive further payments under the Operative Documents, arranging the payment to such Participant of, a termination payment equal to such Participant’s Lessor Percentage of the outstanding Loans or Lessor Amounts (or both, if such Participant is both a Lessor and a Lender), as applicable, and all other costs and fees which such Participant would receive if the Lessee had paid the Purchase Price for all of the Properties remaining subject to the Lease as of the Expiration Date. Upon payment of such termination fee, either Lessee or Lessee’s designee making such payment, shall be assigned the terminated Participant’s interest in the Operative Documents, including, without limitation, the right to receive all further payments which such Participant is entitled to receive under the Operative Documents from the Expiration Date until the extended Maturity Date. Upon (x) the Lessor’s receipt of the written consent of each Lender to any requested extension of the Maturity Date and (y) the Lessor’s consent to any requested extension of the Maturity Date, the Expiration Date shall automatically be extended to the date of the Maturity Date (after giving effect to such extension).

ARTICLE XII

TRANSFERS OF PARTICIPANTS’ INTERESTS

SECTION 12.1 Assignments by Participants.

(a) Assignments by Lender. Any Lender may at any time during the Lease Term without the consent of the Lessee, sell, assign or transfer all or part of its rights and obligations under the Loans and this Participation Agreement to an Eligible Transferee.

(b) Assignments by Lessor. So long as such assignment will not result in the transactions contemplated hereby being treated as a capital lease under GAAP or require consolidation onto Lessee’s balance sheet, the Lessor may sell, assign or transfer all or part of its rights and obligations hereunder without the consent of the Lessee and any such sale, assignment or transfer shall be made only to (A) any Affiliate of any Lender, (B) a financial institution, insurance company or other institutional investor with a net worth or, in the case of a bank or lending institution, combined capital surplus, on a consolidated basis at the time of the assignment of at least $15,000,000 determined in accordance with GAAP, (C) a trust established by any entity described in subparts (A) or (B) hereof, or (D) if Lessee so requests, and no Lease Event of Default has occurred and is continuing, Lessee (but not less than all of Lessor’s rights

Participation Agreement

and obligations shall be sold, assigned or transferred to Lessee, if so requested); provided, however, that any consent of the Lessee otherwise required under this clause (b) shall not be required if any Lease Event of Default shall have occurred and be continuing.

(c) Effectiveness of Assignments. Upon delivery to the Lessee, the Lessor and the Administrative Agent of an assignment and assumption agreement pursuant to which the obligations and rights being assigned are accepted and assumed subject to the terms hereof, which agreement shall be in form and substance reasonably satisfactory to the Lessee and the Administrative Agent (an “ASSIGNMENT AGREEMENT”), and the receipt of any applicable consents required hereunder in connection therewith, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Participant under this Participation Agreement and the other Operative Documents, and the assigning Participant shall, to the extent of the interest assigned by such Assignment Agreement, release and be released from its rights and obligations under this Participation Agreement and the other Operative Documents. In no event shall the Lessee (i) be responsible for any adverse tax consequence to any Person resulting from any transfer in accordance with this Section 12.1, unless such transfer arises after an Event of Default, or (ii) have any greater indemnity obligations than it would have had in the absence of such transfer.

(d) Amendment of Pledge Agreement. The Lessee and Guarantor agree to execute and deliver such amendments hereto and to the Pledge Agreement and Control Agreement and to enter into an additional control agreement, each as are reasonably necessary to allow the Initial Participant to hold at a United States office thereof Collateral with a valuation of not less than 103% of the principal amount of the Loans funded by such Initial Participant.

SECTION 12.2 Participations. Participants may, at any time, sell to one or more financial institutions (each, a “SUB-PARTICIPANT”) participating interests in all or a portion of its rights and obligations under this Participation Agreement, its Notes or its Lessor Amounts; provided, however, that (a) no participation contemplated in this Section 12.2 shall relieve the applicable Participant from any of its obligations hereunder or under the other Operative Documents; (b) the Participant shall remain solely responsible for the performance of its obligations hereunder and under the other Operative Documents; (c) the Lessee and the other parties hereto shall continue to deal solely and directly with the Participant in connection with their respective obligations hereunder and under the other Operative Documents; and (d) the Lessee shall not be required to pay any amount under this Participation Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

SECTION 12.3 Pledge Under Regulation A. Anything in this Article XII to the contrary notwithstanding, each Participant may without the consent of the Lessee assign and pledge all or any portion of its Notes or Lessor Amounts, as applicable, held by it to any Federal Reserve Bank or to the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.

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SECTION 12.4 Acknowledgment of Assignment of Lease and Rent. Lessee hereby acknowledges that the right of the Lessor to receive Rent and certain other rights under the Lease (other than the right to receive certain Excepted Payments) will be transferred by the Lessor to the Collateral Agent pursuant to each Assignment of Lease and Rent; provided, however, that all Rent shall be paid to the Lessor for distribution as set forth in Article VII.

ARTICLE XIII

INDEMNIFICATION

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(14 pages of confidential information omitted pursuant to the request for confidential treatment)

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ARTICLE XIV

CERTAIN COVENANTS AND AGREEMENTS

SECTION 14.1 Collateral.

(a) During the Basic Term, if the marked-to-market value of the securities and other financial assets held in the Collateral Account by the Collateral Agent under the Pledge Agreement, as determined as of the Business Day on or immediately preceding each 15th and last day of the month (the “VALUATION DATE”), shall be less than 103% of the Lease Balance then outstanding (any such day of determination, a “DEFICIENCY DATE”), and the Lessee has been given notice of such deficiency by the Lessor or the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement, then, on the second Business Day following Lessee’s receipt of such written notice, so long as such request is received prior to 12:00 noon on such day, otherwise on the third Business Day thereafter, the Lessee shall deposit, orshall cause the Guarantor to deposit with the Collateral Agent such additional Collateral (“DEFICIENCY COLLATERAL”)so as to cause the value of the marked-to-market securities held in the Collateral Account pursuant to the terms and conditions of the Pledge Agreement, and after giving effect to the deposit of such Deficiency Collateral, to be equal to or in excess of 103.0% of the then outstanding Lease Balance (“SUFFICIENT COLLATERAL”).

(b) During the Basic Term, if on any Valuation Date, the marked-to-market value of the securities and other financial assets held in the Collateral Account held by the Collateral Agent under the Pledge Agreement shall exceed 103.0% of the then outstanding Lease Balance, and provided that no Unmatured Default or Event of Default has occurred and is continuing, then the Lessee may request in writing to the Lessor that it cause the Collateral Agent to release to the Lessee such excess securities in an amount such that after giving effect to such release, the marked-to-market value of the securities remaining in the Collateral Account held by the Collateral Agent subject to the terms and conditions of the Pledge Agreement shall equal or exceed 103.0% of the then outstanding Lease Balance (for the purposes of this subsection (b), such released Collateral, “SURPLUS COLLATERAL”). Upon receipt of such notice, and subject to the terms and conditions of the Pledge Agreement, the Lessor shall cause the Collateral Agent to release such Surplus Collateral to the Lessee on the Business Day following receipt of such written request so long as such request is received prior to 12:00 noon on such day, otherwise on the second Business Day thereafter; provided, however, that after giving effect to suchrelease, no Unmatured Default or Event of Default shall occur, and provided further, that no release of Surplus Collateral shall in any way affect the obligations of the Lessee pursuant to Section 14.1(a).

SECTION 14.2 Certain Events of Default. In the event that circumstances give rise to the occurrence of a Lease Event of Default under Section 16.1(d), (e) or (f) of the Lease, each Participant agrees that such Participant will exercise its discretion in making any determination as to the occurrence of such a Lease Event of Default in a commercially reasonable manner taking into account the then effective credit policies and procedures of such Participant.

SECTION 14.3 Accounting Change. Each of the Lessee, the Lessor, the Lender and the Administrative Agent hereby agree that if, due to any change in any accounting rule as in effect as of the date of the Participation Agreement, the Lessor may not continue to act as Lessor under the Operative Documents without adversely affecting the operating lease treatment of the Lease, then the parties hereto agree to use reasonable commercial efforts to implement a structure which would allow the Lessee to continue to treat the Lease as an operating lease for accounting purposes. If the parties hereto are unable to agree on such a structure then the Lessee may elect to purchase all the Properties pursuant to its Early Purchase Option contained in Section 18.1 of the Lease.

ARTICLE XV

THE ADMINISTRATIVE AGENT

SECTION 15.1 Appointment. Each Participant hereby irrevocably designates and appoints the Administrative Agent as the agent of such Participant under this Participation Agreement and the other Operative Documents, and each such Participant irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the

Participation Agreement

other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against the Administrative Agent.

SECTION 15.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The administrative Agent shall not be responsible for the negligence or misconduct of its agents or attorneys in fact selected by it with reasonable care and diligence.

SECTION 15.3 Exculpatory Provisions. Neither the Administrative Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document, except for its or such Person’s own willful misconduct or gross negligence (or negligence in the handling of funds) or (b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by any Obligor or the Lessor or any officer of any Obligor or the Lessor contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Participation Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of any Obligor or the Lessor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Participant or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of any Obligor or the Lessor.

SECTION 15.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessee), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 12.1(c). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative

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Document unless it shall first receive the advice or concurrence of the Required Participants, or it shall first be indemnified to its satisfaction by the applicable Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants and all future holders of the applicable Notes or Lessor Amounts.

SECTION 15.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Default, or Lease Event of Default unless the Administrative Agent has received notice from a Participant or the Lessor referring to this Participation Agreement, describing such Unmatured Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Participants, the Lessor and the Lessee. The Administrative Agent shall take such action with respect to such Unmatured Default or Event of Default as shall be directed by the Required Participants; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

SECTION 15.6 Non-Reliance on Administrative Agent and Other Participants. Each Participant expressly acknowledges that neither the Administrative Agent nor the Lease Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by the Administrative Agent or the Lease Arranger hereinafter taken, including any review of the affairs of any Obligor or the Lessor, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Lease Arranger to any Participant. Each Participant represents to the Administrative Agent and the Lease Arranger that it has, independently and without reliance upon the Administrative Agent, the Lease Arranger or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessee and the Lessor and made its own decision to enter into this Participation Agreement. Each Participant also represents that it will, independently and without reliance upon the Administrative Agent, the Lease Arranger or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessee and the Lessor. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Administrative Agent hereunder, neither the Administrative Agent nor the Lease Arranger shall have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessee or the Lessor which may come into the possession of the Administrative Agent, the

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Lease Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 15.7 Administrative Agent in Its Individual Capacity. Each Participant acknowledges that Key Corporate Capital Inc. is acting as Administrative Agent hereunder. Key Corporate Capital Inc. and its Affiliates may make loans to, for the account of, acquire equity interests in and generally engage in any kind of financial advisory, underwriting or other business with the Lessee, the Lessor and their respective Affiliates as though it was not the Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Participants. Each Participant acknowledges that, pursuant to such activities, Key Corporate Capital Inc. or its Affiliates may receive information regarding the Lessee, the Lessor or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Lessee, the Lessor or such Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

SECTION 15.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Participants and the Lessee and may be removed at any time with or without cause by the Required Participants by giving thirty (30) days’ prior written notice to the Administrative Agent and the Lessee. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Participants, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Participants’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Participants, appoint a successor Administrative Agent, which shall be a Qualified Financial Institution or be otherwise acceptable to the Lessee and the Required Participants. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Participation Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, so long as no Unmatured Default, or Lease Event of Default shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 15.8 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

ARTICLE XVI

MISCELLANEOUS

SECTION 16.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties’ obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any or all of the Properties to the Lessor, the construction of any improvements, any disposition of any interest of the Lessor or any Participant in any Property and the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

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SECTION 16.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act (except for Lessee’s retention of Ernst & Young LLP as its financial advisor). Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

SECTION 16.3 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by facsimile transmission to the Person designated in Schedule II hereto and any such notice shall become effective five (5) Business Days after being deposited in the mail, certified or registered return receipt requested with appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery and shall be directed to the address of such Person as indicated on Schedule II or receipt of confirmation of facsimile transmission, as the case may be. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

SECTION 16.4 Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 16.5 Amendments; Termination; Supplement; Waiver. (a) The provisions of this Participation Agreement may from time to time be amended, modified or waived, provided, however, that such amendment, modification or waiver is in writing and consented to by the Required Participants, and the Lessee or, if such amendment adversely affects its interests, the Administrative Agent or the Lease Arranger.

(b) Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance and accrued Basic Rent and all other amounts due and owing by the Lessees under the Operative Documents, or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of the Required Participants (regardless of whether the Lender and the Lessor are parties thereto); provided, however, that:

(i) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Lender, change the definition of “Required Lender” or modify or waive any requirement under any Operative Document that any particular action be taken by all Lenders, no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of

Participation Agreement

each Lender, modify or waive any requirement under any Operative Document that any particular action be taken by all Lenders, and no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of the Lessor modify or waive any requirement under any Operative Document that any particular action be taken by or consented to by the Lessor;

(ii) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant (A) modify any of the provisions of this Section 16.5, change the definition of “Required Participants” or modify or waive any requirement under any Operative Document that any particular action be taken by all Participants or (B) extend the Maturity Date or Expiration Date;

(iii) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant amend, modify, waive or supplement any of the provisions of Section 2.4, 2.5 or 2.6 of any Loan Agreement or Article VII of this Participation Agreement;

(iv) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each affected Participant (A) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Amount, the Lease Balance, Maximum Recourse Amount, amounts due pursuant to Article XX of the Lease, interest or Yield or, subject to clause (iv) above, any other amount payable under the Lease or this Participation Agreement or (B) modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Loans or Lessor Amounts, Lease Balance, Maximum Recourse Amount, Commitment Fees, Nonconformance Amount, Participant Balance or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents;

(v) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each affected Participant reduce, modify, amend or waive any Commitment Fees, other fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any Commitment Fee or other fee or indemnity payable to it);

(vi) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant (A) release the Lessee from its Obligations under the Operative Documents or permit any assignment of the Lease by the Lessee releasing the Lessee from its Obligations under the Operative Documents or changing the absolute and unconditional character of such obligations, in each case, except as expressly permitted by the Operative Documents, (B) except as expressly permitted or required under the Operative Documents, release any Property from the Lien of the applicable Lessor Mortgage or release or terminate any Lessor Financing Statements covering the applicable Property;

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(vii) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, be made to the Lease or the definition of “Loan Agreement Default”;

(viii) no such termination, amendment, supplement, waiver or modification that would increase the obligations of the Lessee thereunder or deprive the Lessee of any of its rights thereunder or alter the rights of the Lessee to their detriment shall be effective against the Lessee, as the case may be, without the written agreement or consent of the Lessee, as applicable; and

(ix) no such termination, amendment, supplement, waiver or modification shall be made to any provision of Article XVI without the written agreement or consent of the Administrative Agent.

SECTION 16.6 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

SECTION 16.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. The Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

SECTION 16.8 GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 16.9 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.10 Liability Limited. (a) The parties hereto agree that except as specifically set forth herein or in any other Operative Document, the Lessor shall have no personal liability whatsoever to any other Participant, the Lessee or their respective successors and assigns for any claim or obligation based on or in respect hereof or any of the other Operative Documents (including, without limitation, the repayment of the Loans) or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against the Lessor’s interest in any Property or from payments (other than payments due to the Lessor with respect to indemnities, reimbursement of expenses or fees, in each case payable to the Lessor for its own account) received from the Lessee (it being acknowledged and agreed by each party hereto that all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor); provided,

Participation Agreement

however, that the Lessor shall be liable (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents. It is understood and agreed that the Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.

(b) No Participant shall have any obligation to the other Participant or to the Lessee with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party’s obligations under the Operative Documents except as otherwise so set forth.

SECTION 16.11 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that the Lessee shall not be required to pay expenses pursuant to this Section to the extent arising from a breach or alleged breach by any Lender or the Lessor of any agreement entered into in connection with the assignment or participation of any Loan or Lessor Amount. The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

SECTION 16.12 SUBMISSION TO JURISDICTION. THE LESSEE HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 16.13 Setoff. The Lenders and the Lessor shall, upon the occurrence of any Lease Event of Default, have the right to appropriate and, subject to Section 4.7, and Section 13.1 hereof, apply to the payment of the Lessee’s obligations under the Lease as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of the Lessee then or thereafter maintained

Participation Agreement

with the Lender, the Lessor or the Collateral Agent. The rights of the Lenders and the Lessor under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Person may have.

SECTION 16.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 16.14 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE LESSOR AND THE LENDER ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

SECTION 16.15 Termination. This Agreement shall terminate on the first date on which all obligations of Lessee under the Operative Documents shall have been indefeasibly paid or otherwise satisfied or excused, Lessor shall have ceased to have any rights in the Properties and each party hereto shall have fully performed its obligations hereunder to the other parties hereto. Following any sale of the Property by Lessor pursuant to the Lease and the payment to any Participant of all amounts payable to such Participant hereunder, such Participant will execute and deliver such a quitclaim and release (in recordable form) to Lessee or any purchaser designated by Lessee.

SECTION 16.16 Confidentiality Concerning Lessee’s and Guarantor’s Proprietary Information. Each Participant agrees to use reasonable precautions to keep confidential any “proprietary information” of Lessee or Guarantor that such Participant may receive from Lessee or Guarantor or otherwise discover with respect to Lessee or Guarantor or their respective businesses as a result of such Participant’s involvement with the transactions contemplated in the Operative Documents, except for disclosures: (i) specifically and previously authorized in writing by Lessee, (ii) to any assignee of the Participant as to any interest hereunder so long as such assignee has agreed in writing to use its reasonable efforts to keep such information confidential in accordance with the terms of this Section; (iii) to legal counsel, accountants, auditors, environmental consultants and other professional advisors to the Participant so long as the Participant shall inform such persons in writing (if practicable) of the confidential nature of such information and shall direct them to treat such information confidentially; (iv) to regulatory officials having jurisdiction over the Participant; (v) as required by legal process; and (vi) of information which have previously become publicly available through the actions or inactions of a person other than the Participant not, to the Participant’s knowledge, in breach of an obligation of confidentiality to Lessee or Guarantor.

Participation Agreement

SECTION 16.17 Proprietary Information. For purposes of the Operative Documents, “PROPRIETARY INFORMATION” means Lessee’s and Guarantor’s respective intellectual property, trade secrets and other confidential information of value to Lessee and Guarantor, respectively, about, among other things, their respective manufacturing processes, products, marketing and corporate strategies, but in no event will “proprietary information” include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property at the time of any inspections by Lessor, nor will “proprietary information” include any additional disclosures reasonably required to permit Lessor to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws or any of the Operative Documents.

Participation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CITRIX SYSTEMS, INC., as Lessee

By:	/s/ David Urbani
Name: David Urbani
Title: Vice President of Finance

Participation Agreement

CITRIX CAPITAL CORP., as Guarantor

By:	/s/ Monte L. Miller
Name: Monte L. Miller
Title: Secretary

Participation Agreement

SELCO SERVICE CORPORATION, as Lessor

By:	/s/ Donald C. Davis
Name: Donald C. Davis
Title: Vice President

Participation Agreement

KEY CORPORATE CAPITAL INC. as Administrative Agent, Collateral Agent and Lender

By:	/s/ Thomas A. Crandell
Name: Thomas A. Crandell
Title: Senior Vice President

Participation Agreement

SCHEDULE I

TO PARTICIPATION AGREEMENT

COMMITMENTS

PARTICIPANT	LOAN COMMITMENT	LESSOR COMMITMENT

Key Corporate Capital Inc.	$54,363,700

SELCO Service Corporation		$6,636,300

Loan Percentage: 89.121

Lessor Percentage: 10.879

Schedule-I

SCHEDULE II

TO PARTICIPATION AGREEMENT

NOTICE INFORMATION, WIRE INSTRUCTIONS AND FUNDING OFFICES

**********************************************************************

**********************************************************************

**********************************************************************

**********************************************************************

schedule II

SCHEDULE III

LITIGATION

NONE.

Schedule III

SCHEDULE IV

EXISTING LEASES

*******************************************************************************

*******************************************************************************

EXHIBIT A

FORM OF FUNDING REQUEST

TO:	SELCO Service Corporation

54 State Street

Albany, New York 12207

Attn: Donald Davis

Reference is hereby made to the Participation Agreement dated as of April 23, 2002 (as such agreement may be amended, supplemented, amended and restated and other modified from time to time, the “Participation Agreement”), among Citrix Systems, Inc. (the “Lessee”), as Lessee, Citrix Capital Corp, as Guarantor, SELCO Service Corporation, as Lessor, Key Corporate Capital Inc., as Lender, Administrative Agent and Collateral Agent. Capitalized terms not otherwise defined herein are used herein as defined in Appendix A to the Participation Agreement.

The Lessee hereby requests the making of an Advance in the amount of

$                    on April 22, 2002 (the “Requested Funding Date”).

In connection with such requested Advance, the Lessee hereby represents and warrants to you as follows:

The Advance will be allocated as follows:

(a) $                    of the Advance shall be used for Land Acquisition Costs with respect to the Land described on Schedule I to Lease Supplement No. 1;

(b) $                    of the Advance shall be used for Improvements Acquisition Costs with respect to the Improvements located on the Land described on Schedule II to Lease Supplement No. 1; and

(c) $                    of the Advance shall be used to pay or reimburse the Lessee for Transaction Expenses paid or payable by the Lessee in connection with the Operative Documents.

Tranches, Interest Periods.

The Lessee hereby requests that the Advance be allocated into         tranche(s). The Lessee hereby requests that the Interest Rates and Interest Periods listed below be applicable to each tranche, respectively:

TRANCHE	INTEREST RATE	INTEREST PERIOD

Tranche 1	__month LIBOR	__ month(s)

Tranche 2 (if applicable)	__month LIBOR	__ month(s)

Tranche 3 (if applicable)	__month LIBOR	__ month(s)

Exhibit A-1

Participation Agreement

Representations and Warranties

(d) On and as of the Requested Funding Date, the representations and warranties of each of the Lessee and the Guarantor contained in the Participation Agreement and in each of the other Operative Documents are true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

(e) On and as of the Requested Funding Date, there are no actions, suits or proceedings pending or, to the knowledge of the Lessee or Guarantor, threatened in writing (i) to set aside, restrain, enjoin or prevent the full performance of the Participation Agreement, the other Operative Documents or the transactions contemplated thereby, or (ii) that question or challenge the validity of the Operative Documents or the rights or remedies of the Lessor or any other Participant with respect to the Lessee or Guarantor or the Facility or Collateral under the Operative Documents;

(f) On and as of the Requested Funding Date, no Unmatured Default or Event of Default has occurred and is continuing, and no Unmatured Default or Event of Default will have occurred after giving effect to the making of the Advance requested hereby; and

(g) All of the applicable conditions precedent to this Advance under Article VI of the Participation Agreement have been satisfied in all material respects.

Please wire transfer the proceeds of the Advance requested hereby to the account of the Lessee described on Schedule I hereto.

[the remainder of this page has been intentionally left blank]

EXHIBIT A-2

The Lessee has caused this Funding Request to be executed and delivered by its duly authorized Responsible Officer this __th day of ____, 2002.

CITRIX SYSTEMS, INC.

By
Name:
Title:

Schedule I

wiring instructions for the Lessee

EXHIBIT B

Basis for Calculation of Minimum Net Cash Covenant

Compliance - Calculations
Qtr. ending
Unencumbered Cash & Equivalents		$	x
Plus	Unencumbered Short Term Investments	$	x
Plus	Unencumbered Long Term Investments	$	x
	Total Liquid Assets	$	x
Less	Equity Investments (Others)	$	x
Less	Subordinated Debt	$	x
Net Cash		$	x

Required Cash Must be greater than: $100,000,000

PASS/FAIL?

APPENDIX A

TO PARTICIPATION AGREEMENT

DEFINITIONS AND INTERPRETATION

A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other OperativeDocuments and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

(vii) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

(viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

Appendix A

B. Computation of Time Periods. For purposes of computation of periods of time under the Operative Documents, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

C. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall, in respect of the Guarantor, be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Guarantor’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Guarantor and its consolidated Subsidiaries delivered to the Participants on or prior to the Closing Date.

D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

“Acquisition Cost” means with respect to each Property the sum of the Land Acquisition Cost, the cost of acquiring any and all Improvements thereon and, other approved costs to be funded by an Advance and all Transaction Expenses associated therewith.

“Administrative Agent” means Key Corporate Capital Inc., a Michigan corporation.

“Advance” means the advance of funds by the Lessor to the Lessee in accordance with Article III of the Participation Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common ownership or control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, trust arrangement or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After Tax Basis” means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all federal, state and local income taxes required to be paid by the recipient (less any federal, state and local income tax savings, credits, deductions or other quantifiable federal, state and local income tax benefits realized and the present value of any federal, state and local income tax savings projected to be realized by the recipient as a result of such payment) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

2

Appendix A

“Aggregate Commitment Amount” means $61,000,000.00.

“Applicable Law” means all existing applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property or the use of the Equipment).

“Applicable Margin” means (i) with respect to any Loan, ***% and (ii) with respect to any Lessor Amount, ***%.

“Appraisal” means, with respect to each Property, an appraisal of such Property by the Appraiser, in form and substance satisfactory to the Participants, which complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other Applicable Law addressed to the Lenders, the Lessor and the Lessee. The Appraisal, with respect to each Property will appraise: (i) the Fair Market Sales Value of the Land and (ii) the Improvements on such Land as of the Acquisition Date, (iii) the economic useful life of the Property, (iv) the Fair Market Sales Value of the Land and Improvements as of the Basic Term Expiration Date.

“Appraiser” means Clovus, McLemore & Dulce or any other reputable appraiser selected by the Lessor and consented to by the Lessee.

“Appurtenant Rights” means, with respect to any Parcel of Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

“Assignment Agreement” is defined in Section 12.1(c) of the Participation Agreement.

“Assignment of Lease and Rent” means each Assignment of Lease, and Rent, Security Agreement and Financing Statement dated as of the date of each applicable Funding Date, from the Lessor, as assignor, to the Lender, as assignees, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Assignment of Purchase Agreement” means each agreement pursuant to which the Lessor agrees to acquire a Property in order to lease such Property to the Lessee.

3

Appendix A

“Authorized Officer” means any of the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Controller, the Treasurer or any Assistant Treasurer of the Lessee.

“Authorized Officer’s Certificate” means, with respect to the Guarantor or Lessee a certificate signed by any Authorized Officer of such Person, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

“Base Rate” means for any day the higher of (i) the Federal Funds Rate plus the Applicable Margin or (ii) the Prime Rate of the Administrative Agent.

“Base Rate Loan(s)/Lessor Amount(s)” means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

“Basic Rent” means, as determined as of any Basic Rent Payment Date, the amounts payable pursuant to Section 4.1 of the Participation Agreement (including any such amounts to be paid with the proceeds of Loans and Lessor Yield Amounts).

“Basic Rent Payment Date” means (i) with respect to Interest Periods which are three (3) months or less, the last day of each Interest Period then in effect and (ii) with respect to Interest Periods which are longer than three (3) months, the day which is three (3) months from the first day of any such Interest Period, and the day which is three (3) months thereafter. Notwithstanding the foregoing, if Lessee or its designee purchases Lessor’s interest in any Property pursuant to the Purchase Option, any accrued unpaid Basic Rent allocable to such Property shall be due on the date of purchase in addition to the Purchase Price due Lessor under the Lease

“Basic Term” is defined in Section 2.3 of the Lease.

“Break Costs” means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a result of (v) the Lessee’s payment of Rent other than on a Basic Rent Payment Date for any reason, (w) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by such Participant, as the case may be, of its obligation under Section 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances to the Lessee or make Lessor Amounts or Loans available to the Lessor), (x) the Lessee’s payment of the Lease Balance, or a portion thereof, on any date other than a Basic Rent Payment Date. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Lessee, shall be presumed correct and binding on the Lessee absent demonstrable error.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Cleveland, Ohio are authorized or required by law to close, except that, when used in connection with a LIBO Rate Loan or LIBO Rate Lessor Amount, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England and New York, New York.

4

Appendix A

“Casualty” means any damage or destruction of all or any portion of any Property as a result of a fire, flood, earthquake or other casualty or catastrophe.

“Certifying Party” is defined in Section 22.1 of the Lease.

“Claims” means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

“Closing Date” means with respect to each Property the date on which each of the conditions precedent set forth in Section 6.1 of the Participation Agreement have been satisfied or waived by the applicable parties set forth therein.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning attributed to it in the Pledge Agreement.

“Collateral Account” means the Deposit account.

“Collateral Agent” means Key Corporate Capital Inc., a Michigan corporation.

“Commitment” means (i) as to any Lender, its Loan Commitment and (ii) as to the Lessor, the Lessor Commitment.

“Condemnation” means, with respect to each Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on Payment Account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in change in access to any Property (such that there is a material adverse effect on the operation of such Property), or by or on Payment Account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A “Condemnation” shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

“Contingent Payments” means amounts payable to the Administrative Agent, the Lease Arranger or any Participant pursuant to Article XIII of the Participation Agreement.

“Control Agreement” is defined in Section 2.1 of the Pledge Agreement.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

“Deficiency Collateral” is defined in Section 14.1 of the Participation Agreement.

5

Appendix A

“Deficiency Date” is defined in Section 14.1 of the Participation Agreement.

“Documentation Date” is defined in Section 2.1 of the Participation Agreement.

“Deposit Account” is defined in the Pledge Agreement.

“Depositary” is defined in the second recital of the Pledge Agreement.

“Dollars” and “$” mean dollars, the lawful currency of the United States of America.

“Eligible Transferee” means a Person which either (a) is a Lender or an Affiliate of a Lender, (b) a financial institution with a credit rating substantially similar to that of the assigning Lender, but in no event lower; an S&P unsecured debt rating of at least BBB+ or a Moody’s unsecured debt rating of at least Baa3, (c) a trust established by an entity described in clauses (a) or (b) hereof or (d) is consented to as an Eligible Transferee by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by Lessee, which consents in each case will not be unreasonably withheld; provided that no Person organized outside the United States may be an Eligible Transferee if Lessee would be required to pay withholding taxes on interest or principal owed to such Person.

“End of the Term Report” is defined in Section 13.2(a) of the Participation Agreement.

“Environmental Audit” means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders directed to the Lessee or any of its Subsidiaries) relating to or imposing liabilities or standards of conduct concerning protection of health or the use, handling, storage, recycling, disposal, discharge, transport, treatment or generation of Hazardous Materials and in effect in any and all jurisdictions in which the Lessee or its Subsidiaries are conducting or at any time have conducted business, or where any property of the Lessee or any of its Subsidiaries is located, or where any Hazardous Material generated by or disposed of by the Lessee or any of its Subsidiaries is located.

“Environmental Violation” means, with respect to each Property, any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Group” means, with respect to the Lessee, Lessee and all members of the same controlled group of corporations and all trades or businesses (whether or not incorporated) as Lessee which, within the meaning of Section 414(b) of the Internal Revenue Code, and the regulations promulgated and rulings

6

Appendix A

issued thereunder, are under common control with the Lessee, within the meaning of Section 414(c) of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

“Event of Loss” means the occurrence of a Significant Condemnation or a Significant Casualty.

“Excess Casualty/Condemnation Proceeds” means with respect to any Property, (i), in the event of a Casualty or Condemnation that is an Event of Loss where the applicable Property is not repaired or restored, at any time the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds paid in connection with a Casualty or Condemnation minus (y) the sum of the Lease Balance then outstanding, all accrued and unpaid Basic Rent and all accrued and unpaid Contingent Payments and (ii) in the event of a Casualty or Condemnation where the applicable Property is repaired or restored, the excess, if any, of all awards, compensation or insurance proceeds paid in connection with the Casualty or Condemnation minus the actual cost of such repairs and restoration.

“Excess Sales Proceeds” means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with the Lessee’s exercise of the Remarketing Option under Article XX of the Lease, less all fees, costs and expenses of the Lessor in connection with the exercise of its rights and remedies thereunder, minus (y) the outstanding Lease Balance.

“Excess Wear and Tear” means (i) use of any Property contrary to the limitations imposed by the Lease, or (ii) the failure to maintain, to repair, to restore, to rebuild or to replace any Property, and in the condition required under the Lease, or (iii) any reduction in Fair Market Sales Value of any Property attributable to any grant, release, dedication, transfer, annexation or amendment made by the Lessee without the written consent of the Lessor or as required by any Governmental Authority.

“Expiration Date” means the earliest of (a) the Maturity Date, (b) any date on which the Lease shall have been terminated in accordance with the provisions of the Lease or any of the other Operative Documents, subject, however, to the extension of the Maturity Date in accordance with the terms and conditions of the Participation Agreement.

“Extension Term” is defined in Section 11.1 of the Participation Agreement.

“Fair Market Sales Value” means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm’s-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the applicable Property. For purposes of each Appraisal delivered in connection with the Closing Date, the Fair Market Sales Value of such Property shall be determined based on the assumption that such Property are in the condition and state of repair required under Section 9.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of such Property.

“Federal Funds Rate” means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which Federal funds in the amount equal to the principal amount of the related Loans or Lessor Amounts are offered in the

7

Appendix A

interbank market to Key Bank, N.A., as of 11:00 a.m., New York time, on such day for such day or for such period, as applicable.

“Fee Letter” means that certain letter agreement, dated as of April 23, 2002, between the Lease Arranger and the Lessee.

“Financial Officer” means with respect to any Person the chief financial officer, the principal accounting officer, any vice-president or assistant vice-president with accounting or financial responsibilities, or the treasurer or any assistant treasurer.

“Fixtures” means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

“Florida Property” means the Land and Improvements subjected to the Lease pursuant to Lease Supplement No. 1.

“Funding Office” means the office of each Participant identified on Schedule II to the Participation Agreement as its Funding Office.

“Funding Request” is defined in Section 3.4(a) of the Participation Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all such environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Property as provided in the Lease.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and having jurisdiction over the Property or, any Obligor or the Operative Documents, as applicable.

“Guarantor” means Citrix Capital Corp., a Nevada corporation.

“Gross Remarketing Proceeds” is defined in Section 20.1(m) of the Lease.

“Hazardous Activity” means any activity, process, procedure or undertaking that (a) directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); or (iii) involves the containment or storage of any Hazardous Material; and (b) is regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

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“Hazardous Material” means (a) any “hazardous substance,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any applicable Environmental Law, all as amended or hereafter amended.

“Impositions” means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Governmental Authority (“Taxes”), including, without limitation, (i) real and personal property taxes, including personal property taxes on any Property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are, or are in the nature of, franchise, income, value added, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Property, including all assessments for public improvements or benefits (whether or not such improvements are commenced or completed during the Basic Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of any Property or any part thereof or interest therein; (c) the Notes or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Properties or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Properties or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents. Impositions for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition), the term “Impositions” shall not mean or include:

(i) Taxes that are imposed by any Governmental Authority and that are based upon or measured by or with respect to the gross or net income or gross or net receipts or that are minimum taxes, income or capital gains taxes, withholding taxes or taxes on, measured by or with respect to or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, gift, succession, estate, business privilege or doing business taxes or any similar taxes or taxes in lieu thereof (collectively, “Income Taxes”) and any interest, additions to tax, penalties or other charges in respect thereof and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to the foregoing without regard to whether such tax is required to be collected by Lessee and without regard to whether Lessee would be

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liable for such withholding tax in the event it failed to so withhold; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made and provided, further, that Taxes described in this lause (i) shall not include Taxes that are, or are in the nature of, ales, use, rental, transfer or property taxes;

(ii) any Tax to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease and the payment of all Obligations;

(iii) any Tax for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit any Lessee’s obligation under Section 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

(iv) any interest, additions to tax or penalties imposed on a Tax Indemnitee as a result of a Tax Indemnitee’s failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 13.5(b) of the Participation Agreement, provided that this exclusion shall not apply and Lessor will indemnify if the Tax Indemnitee would not have been subject to that tax if it had not participated in the transaction contemplated by the Lease, or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under Section 13.5(e) of the Participation Agreement with respect to any such return;

(v) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary or involuntary disposition of any interest in any Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof (other than any transfer, sale or other disposition (1) pursuant to the terms of the Operative Documents in connection with the exercise by the Lessee of its purchase option or any termination option or other purchase of any Property by the Lessee, (2) after the occurrence of a Lease Event of Default, (3) in connection with a Casualty or Condemnation affecting any Property, or (4) in connection with any sublease, modification or addition to any Property by the Lessee);

(vi) Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees or rents received by such Tax Indemnitee;

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(vii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee, any successor indemnitee or any officer or Affiliate of a Tax Indemnitee;

(viii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes result from or would not have been imposed but for, a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is directly caused by any Obligor’s breach of its representations, warranties or covenants set forth in the Operative Documents);

(ix) Taxes to the extent resulting from such Tax Indemnitee’s failure to comply with the provisions of Section 13.5(b) of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section 13.5(b) of the Participation Agreement (unless such failure is caused by any Obligor’s breach of its obligations under the Operative Documents);

(x) Taxes which are included in the Property Cost if and to the extent actually paid;

(xi) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents and Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents (unless specifically requested or authorized by any Obligor or the Operative Documents); (xii) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof, unless caused by acts or omissions of any Obligor;

(xiii) Any Tax imposed against or payable by a Tax Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such Tax Indemnitee (or, if less, that would have been subject to indemnification under Section 13.5 of the Participation Agreement) if such Tax Indemnitee were not a direct or indirect successor, transferee or assign of one of the original Tax Indemnities; provided, however, that this exclusion (xiii) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer permitted under the Operative Documents pursuant to and while a Lease Event of Default shall have occurred and is continuing;

(xiv) Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by an Obligor unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, a Lease Event of Default

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or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law;

(xv) Taxes in the nature of intangibles, stamp, documentary or similar Taxes (other than any such Taxes that are payable in connection with the transactions contemplated by the Operative Documents);

(xvi) Any Tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 13.5 of the Participation Agreement; and

(xvii) any Income Taxes imposed by any Governmental Authority on an Indemnitee on account of the transactions contemplated by the Operative Documents being treated as a loan as described in the succeeding paragraph.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (v), (vi), (xi), (xv), and (xvi) (to the extent that any such tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in clauses (i), (ii), (v), (vi), (xi), (xv), and (xvi)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that the imposition of such Taxes or such tax increase (and, if applicable, such decrease in taxes) would not have occurred if on the Closing Date the Lessor had advanced funds to the Company in the form of a loan secured by the Property in an amount equal to the Advance funded on the Closing Date, with debt service for such loans equal to the Basic Rent payable on each Basic Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Lease Balance at the end of the term of the Lease.

“Improvements” means all equipment, buildings, structures, Fixtures and other improvements of every kind existing at any time and from time to time and constructed or installed or otherwise purchased, with amounts advanced by the Participants pursuant to the Participation Agreement, on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, drainage facilities, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

“Indemnitee” means each of the Lessor, the Lenders, the Administrative Agent, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

“Initial Participant” means Allied Irish Banks, P.L.C.

“Insurance Requirements” means all terms and conditions of any insurance policies required by Article XIII of the Lease to be in effect.

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“Interest Period” means, with respect to any Loan or Lessor Amount outstanding during the Basic Term:

(i) each period commencing on the day after the last day of the preceding Interest Period applicable to such Loan or Lessor Amount and ending on the date occurring one, three, six or twelve months thereafter, as selected by the Lessee.

The foregoing provisions relating to Interest Periods are subject to the following:

(ii) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day and any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

“Interest Rate” means with respect to Loans, (i) that are LIBO Rate Loans/Lessor Amounts, the LIBO Rate plus the Applicable Margin for the Loans and (ii) that are Base Rate Loans/Lessor Amounts, the Base Rate plus the Applicable Margin for the Loans.

“Land” means each parcel of real property described on Schedule I to any Lease Supplement, and all Appurtenant Rights attached thereto.

“Land Acquisition Cost” means, as described in each respective Appraisal given with respect to each Parcel of Land, the purchase price paid and the related closing costs paid by the Lessor to acquire title such Parcel of Land.

“Lease” means the Master Lease and all Lease Supplements.

“Lease Balance” means the sum of (i) the Property Cost (ii) any Transaction Expenses, and (iii) any other amounts due and owing by the Lessee under any of the Operative Documents, including, without limitation, accrued and unpaid Rent, contingent payments and Break Costs, minus any payments of Rent, actually received by the Lessor.

“Lease Event of Default” means a “Lease Event of Default” as defined in Section 16.1 of the Lease.

“Lease Supplement” means each Lease Supplement substantially in the form of Exhibit I to the Lease.

“Lender” means any Participant having a Loan Commitment, as set forth on Schedule I to the Participation Agreement, and any other Person that may from time to time hold Loans.

“Lessee” means Citrix Systems, Inc., as lessee under the Lease.

“Lessor” means SELCO Service Corporation, an Ohio corporation.

“Lessor Amount” is defined at Section 3.2 of the Participation Agreement.

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“Lessor Commitment” means the Commitment of the Lessor in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Lessor Financing Statements” means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor’s security interest in any Property under the applicable Security Documents and the applicable Lessor Mortgage.

“Lessor Lien” means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Administrative Agent or any Participant, whether or not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Administrative Agent or any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Administrative Agent or any Participant, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Administrative Agent or any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Lease.

“Lessor Percentage” means the percentage set forth on Schedule I to the Participation Agreement as the “Lessor Percentage”.

“LIBO Rate” means, the rate per annum determined by the Administrative Agent on the basis of the offered rate for Dollar loans in the London interbank market, subject to adjustments for reserves as provided in Section 13.7 of the Participation Agreement, of amounts equal or comparable to the principal amount of the Loans or Lessor Amount requested for a period comparable to such Interest Period, which rate appears on the Bloomberg Screen Page as of 11:00 a.m., London time, two (2) Business Days prior to the first day of each such Interest Period, provided that (i) if more than one such offered rate appears on the Bloomberg Screen Rate, the “London Interbank Offered Rate” will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of such offered rates); (ii) if no rate can be obtained from the Bloomberg Screen, then the rate will be determined by reference to Reuters Service and (iii) if no such rates can be obtained, the LIBO Rate for such Interest Period will be the rate per annum, determined by the Administrative Agent two (2) Business Days prior to the first day of each such Interest Period, as the rate for Dollar loans offered to leading banks in the London interbank market for a period comparable to such Interest Period in an amount comparable to the principal amount of the Loan or Lessor Amount.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security interest, encumbrance or preference, priority or other security agreement or any interest in property to secure payment of a debt or performance of an obligation (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

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“Loan Agreement Default” means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

“Loan Agreement Event of Default” is defined in Article V of the Loan Agreement.

“Loan Agreement” means the Loan Agreement, dated the date of the Participation Agreement, among the Lender and the Lessor. “Loan Commitment” means with respect to any Lender during the Basic Term, such Lender’s Commitment in the amount set forth on Schedule I to the Loan Agreement under the heading “Loan Commitment”, as such Schedule I may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Loan Commitment Termination Date” means with respect to the Basic Term, the Maturity Date.

“Loan Documents” means the Loan Agreement and the Notes.

“Loan Percentage” means the percentage set forth on Schedule I to the Participation Agreement as the “Loan Percentage”.

“Loans” means the Loans made under the Loan Agreement.

“Marketing Period” means the period commencing on the date the Lessee gives notice of its election of the Remarketing Period and ending on the earlier of (a) the date on which the Property is sold to a purchaser in accordance with Article XX of the Lease and (b) the Expiration Date.

“Maturity Date” means the seventh (7th) anniversary of the Documentation Date, unless such Maturity Date is extended pursuant to Section 11.2 of the Participation Agreement, in which case, the “Maturity Date” shall mean the last day of the Extension Term.

“Maximum Recourse Amount” means with respect to each Property, as of any date of determination, the percentage of Lease Balance set forth in the Lease Supplement for such Property.

“Minimum Net Cash” mans the sum of Unencumbered Cash and equivalents, short-term investments and long-term investments less Other Investments and Subordinated Indebtedness.

“Modifications” is defined in Section 10.1 of the Lease.

“Moody’s” means Moody’s Investors Service, Inc, a Delaware corporation, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P) designated by the Lessor and approved by the Lessee.

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“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Lessee or any member of the Controlled Group is obligated to make contributions.

“Necessary Permits” means, collectively, all licenses, permits, orders, approvals, consents and other authorizations from any Governmental Authority then required for the construction, use and occupancy of the Properties.

“Net Proceeds” means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor’s exercise of remedies under Section 16.2 of the Lease or the Lessee’s exercise of the Remarketing Option under Article XX of the Lease, and all interest earned thereon, less any Impositions arising in connection with such amounts, if any, and less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor or any Participant is entitled to be reimbursed pursuant to the Lease.

“Nonconformance Amount” is defined in Section 13.2(b) of the Participation Agreement.

“Notes” is defined in Section 2.2 of the Loan Agreement.

“Obligations” means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

“Obligor” means the Guarantor and the Lessee.

“Operative Documents” means the following:

(a) the Participation Agreement;

(b) the Lease and each Lease Supplement;

(c) the Pledge Agreement;

(d) the Loan Agreement;

(e) each Note;

(f) each Assignment of Lease and Rent;

(g) each Lessor Financing Statement;

(h) each Assignment of Purchase Agreement;

(i) the Fee Letter;

(j) the Control Agreement; and

(k) each other document, agreement, certificate or instrument delivered in connection with the foregoing (including any amendment or other modification to any of the foregoing).

“Other Investments” means those long-term investments representing strategic investments in equity securities which are represented in “long-term investments” as set forth in the Guarantor’s most recent annual report on Form 10-K.

“Overdue Rate” means, with respect to any Loan or Lessor Amount, the Base Rate or LIBOR then in effect for such Loan or Lessor Amount, as the case may be, plus the Applicable Margin plus two percent (2%), or the highest rate permitted by Applicable Law (if any), whichever is less. In the event that the

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Overdue Rate collected by any Participant is in violation of any usury or similar law, then the Overdue Rate shall be reduced to the extent necessary to cause the Overdue Rate to comply with any usury or similar law.

“Parcel of Land” means one or more legal parcels of Land leased or acquired by Lessor and leased to Lessee pursuant to the Master Lease.

“Part” means any part or component of any Property (excluding parts and components that were not financed with Advances and are not Required Modifications, to the extent that such parts and components may be removed by the Lessee pursuant to the provisions of Sections 10.1 and 11.2 of the Lease).

“Participant Balance” means as of any date of determination: (a) with respect to any Lender, an amount equal to its outstanding Loans, (b) with respect to the Lessor, an amount equal to the aggregate outstanding Lessor Amounts.

“Participants” means, collectively, the Lender and the Lessor, and their respective successors and assigns.

“Participation Agreement” means the Participation Agreement, dated as of April 23, 2002, among the Lessee, the Guarantor, the Lessor, the Lenders, the Administrative Agent, and the Collateral Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Payment Account” means the account maintained by the Administrative Agent and designated in writing to the Lessee as the account into which payments under the Operative Documents are to be made.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” means any of the following:

(a) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including all Liens in favor of the Participants created under the Security Documents);

(b) Lessor Liens;

(c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Lease;

(d) Liens arising by operation of law, materialmen’s, mechanics’, workers’, repairmen’s, employees’, carriers’, warehousemen’s and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Lease;

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(e) Liens of any of the types referred to in clauses (c) and (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with Applicable Law, and has effectively stayed any execution or enforcement of such Liens;

(f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 12.1 of the Lease;

(g) easements, rights of way and other encumbrances on title to real property permitted pursuant to Section 12.2 of the Lease;

(h) Liens described on the title insurance policy delivered with respect to any Property pursuant to Section 6.1 (u) of the Participation Agreement other than Liens described in clause (e) or (g) above that are not removed within forty (40) days of their origination and Liens existing prior to the Closing Date which the title insurer has agreed to remove as exceptions to the title insurance policy;

(i) subleases that are permitted under Article VI of the Lease; and

(j) Liens created with the consent of the Lessor.

“Permitted Remarketing Costs” means the following costs, to the extent incurred by the Lessee during the Marketing Period: (a) the fees and expenses of an environmental consultant in connection with the preparation of the Environmental Audit described in Section 20.1(b) of the Lease, (b) the costs incurred by the Lessee in obtaining required governmental and regulatory consents and approvals and the making of filings as required under Section 20.1(i) of the Lease, (c) the fees and expenses of an Appraiser in connection with the preparation of the End of the Term Report pursuant to Section 13.2(a) of the Participation Agreement, (d) any reasonable legal costs incurred by the Lessee in satisfying its obligations to convey any Property to a third party purchaser pursuant to Section 20.2(a) and 20.2(b) of the Lease and (e) any other fees, costs and expenses incurred by the Lessee in connection with the sale of any Property.

“Permitted Transfer” shall have its meaning described in Section 6.4 of the Lease.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Placement Agent” means Key Global Advisors, Ltd.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Guarantor or any member of the Controlled Group may have any liability.

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“Property” means, with respect to each Parcel of Land, all Improvements on such Parcel of Land and the Lessor’s interest in such Land, and the benefits, if any, conferred upon the owner of the Land by Permitted Liens (other than the Lessor Liens and the Lessor’s rights under the Operative Documents) and any permits, licenses, franchises, certificates and other intangible rights related to the Land and Improvements.

“Property Cost” means, at any date of determination, the aggregate amount of the Advances made by the Participants on or prior to such date with respect to the acquisition of the Properties.

“Purchase Notice” means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to Section 18.1 of the Lease, notifying the Lessor of the Lessee’s intention to exercise its option pursuant to such Section, and specifying the proposed purchase date therefor.

“Purchase Option” means the Lessee’s option to purchase any Property in accordance with the provisions of Section 18.1 of the Lease.

“Purchase Price” is defined in Section 18.1 of the Lease.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Release” means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

“Remarketing Option” is defined in Section 20.1 of the Lease.

“Rent” means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means, at any time, Lenders (but not less than two (2), unless there is only one (1) Lender) holding, in the aggregate, Loans representing at least 51% of the then aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, Lenders having Loan Commitments which, in the aggregate, represent 51% of more of the aggregate Loan Commitments).

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“Required Modification” is defined in clause (i) of Section 10.1 of the Lease.

“Required Participants” means, at any time, Participants (including not less than two (2) Lenders, unless there is only one (1) Lender) holding, in the aggregate, Loans and Lessor Amounts representing at least 51% of the then outstanding Lease Balance (or, if no Loans or Lessor Amounts are then outstanding, Participants having Commitments which, in the aggregate, represent 51% or more of the aggregate Commitments).

“Return Conditions” is defined in Section 20.1 of the Lease.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto that is a nationally-recognized rating agency.

“Scheduled Payment Date” means each Basic Rent Payment Date.

“SEC” means the Securities & Exchange Commission.

“SEC Filing” means a report or statement filed with the SEC pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

“Security Documents” means, collectively, the Pledge Agreement, each Lessor Mortgage, each Lessor Financing Statements and all other documents, agreements and instruments executed and delivered in order to establish, preserve, protect and perfect the Lien of the Lessor in the collateral.

“Significant Casualty” means, with respect to each Property, a Casualty that in the reasonable, good faith judgment of the Lessor, (i) renders any Property unsuitable for continued use as intended in the Lease, or (ii) is so substantial in nature that restoration of the applicable Property to the condition required under the Lease on or prior to the end of the Basic Lease Term would be impracticable or impossible.

“Significant Condemnation” means (a) a Condemnation that involves a taking of Lessor’s entire title to all or substantially all of any Property, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor either (i) renders any Property unsuitable for continued use as intended by the Lease or (ii) is such that restoration of any Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible prior to the end of the Basic Lease Term to effect.

“Single Employer Plan” means a Plan that is not a Multiemployer Plan.

“Subordinated Indebtedness” means, as of any date, all indebtedness which is expressly subordinate and junior in right and priority of payment to any advances and other indebtedness of the Lessee in accordance with GAAP.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture, limited liability company, trust or similar business organization more than 50%

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Appendix A

of the ownership interests having ordinary voting power of which shall at the time be so owned. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of the Guarantor.

“Sufficient Collateral” is defined in Section 14.1 of the Participation Agreement.

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor or any other Person under the Lease, or under any of the other Operative Documents, including, without limitation, Contingent Payments, Commitment Fees, Break Costs, the Maximum Recourse Amount, and payments pursuant to Sections 15.2 of the Lease and Articles XVIII and XX of the Lease.

“Surplus Collateral” is defined in Section 14.1 of the Participation Agreement.

“Tax Indemnitee” means the Lenders, the Lessor and, the Administrative Agent.

“Taxes” is defined in the definition of Impositions.

“Termination Date” is defined in Section 15.2 of the Lease.

“Termination Notice” is defined in Section 15.1 of the Lease.

“Transaction Expenses” means all costs, expenses and Impositions incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

(a) fees and expenses payable pursuant to the Fee Letter;

(b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel for the Lessee in negotiating the terms of the Operative Documents, the Purchase Agreement and the other transaction documents to be delivered in connection with the Documentation Date, preparing for, and rendering opinions in connection with, the transactions contemplated to occur on the Documentation Date and in rendering other services in connection with the Documentation Date customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

(c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

(d) all necessary fees and expenses in connection with the transactions contemplated by the Participation Agreement;

(e) fees of the Appraiser and Independent Insurance Consultant, if any; and

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Appendix A

(f) the initial and annual fees of the Administrative Agent.

“Unencumbered Cash” means any of the Guarantor’s cash or cash equivalents not encumbered by a Lien.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unmatured Default” means any event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

“Valuation Date” is defined in Section 14.1 of the Participation Agreement.

“Voting Stock” means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Lessee.

“Yield” is defined in Section 4.3(a) of the Participation Agreement.

“Yield Rate” means at any date (a) with respect to any Lessor Amount that is LIBO Rate Lessor Amount, the LIBO Rate plus the Applicable Margin for Lessor Amounts and (b) with respect to any Lessor Amount that is a Base Rate Lessor Amount, the Base Rate plus the Applicable Margin for Lessor Amounts.

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